UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CUMBERLAND PHARMACEUTICALS INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CUMBERLAND PHARMACEUTICALS INC.

2525 West End Avenue, Suite 950

Nashville, Tennessee 37203

(615) 255-0068

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 17, 2012

Dear Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Cumberland Pharmaceuticals Inc., a Tennessee corporation, which will be held on April 17, 2012 at 10 a.m. Central Time, at the Vanderbilt University Student Life Center, Board of Trust Room, 310 25th Avenue South, Nashville, Tennessee 37240. The Annual Meeting will be held for the following purposes:

(1)	To elect two (2) Class II Directors to serve until the 2015 Annual Meeting of Shareholders, or until their successors are duly elected and qualified;

(2)	To approve and adopt the Amended and Restated 2007 Long-Term Incentive Compensation Plan;

(3)	To approve and adopt the Amended and Restated 2007 Directors’ Incentive Plan;

(4)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

(5)	To transact such other business as may properly come before our annual meeting or any postponement or adjournment of the meeting.

Only those shareholders of record at the close of business on March 9, 2012 are entitled to notice of, and to vote at the Annual Meeting or any postponement or adjournment of the meeting, notwithstanding the transfer of any shares after such date. If you were a shareholder at the close of business on March 9, 2012, you are entitled to vote.

Whether or not you expect to attend the Annual Meeting, we ask that you sign and return the enclosed proxy as promptly as possible to ensure that your shares will be represented. A self-addressed envelope has been enclosed for your convenience. If you attend the meeting you may withdraw any previously given proxy and vote your shares in person.

By Order of the Board of Directors,

A.J. Kazimi
Chairman and Chief Executive Officer

Nashville, Tennessee

March 9, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 17, 2012

The Proxy Statement, our 2011 Annual Report to Shareholders and our Annual Report on Form 10-K for 2011 are available at: http://www.cstproxy.com/cumberlandpharma/2012 . Directions to attend the Annual Meeting and vote in person are available on our website, www.cumberlandpharma.com. From the homepage, link through the “Investor Relations” page to the “Events Calendar” page.

CUMBERLAND PHARMACEUTICALS INC.

2525 West End Avenue, Suite 950

Nashville, Tennessee 37203

(615) 255-0068

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 17, 2012

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This Proxy Statement accompanies the Notice of Annual Meeting of Shareholders of Cumberland Pharmaceuticals Inc., a Tennessee corporation (“we,” “our,” “the Company”), in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at our Annual Meeting to be held on April 17, 2012 at 10 a.m., Central Time, at the Vanderbilt University Student Life Center, Board of Trust Room, 310 25th Avenue South, Nashville, Tennessee 37240, and at any postponement or adjournment of the meeting.

The Company’s Annual Report for the fiscal year ended December 31, 2011 is being mailed to shareholders with the mailing of the Notice of Annual Meeting and Proxy Statement. This Proxy Statement and the accompanying proxy card are first being sent to our shareholders on or about March 9, 2012.

The solicitation of proxies by the Board of Directors will be conducted primarily by mail. The cost of this solicitation will be borne by the Company. In addition, our officers, directors and employees may solicit proxies personally or by telephone, e-mail or facsimile communication. Our officers, directors and employees will not receive any compensation for these services. We will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock.

What is the Purpose of the 2012 Annual Meeting?

At the 2012 Annual Meeting, shareholders will act upon the matters outlined in the attached Notice of Annual Meeting and described in detail in this Proxy Statement, which are: (1) to elect two (2) Class II Directors to serve until the 2015 Annual Meeting of Shareholders, or until their successors are duly elected and qualified; (2) to approve and adopt the Amended and Restated 2007 Long-Term Incentive Plan; (3) To approve and adopt the Amended and Restated 2007 Directors’ Incentive Compensation Plan; (4) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and (5) to transact such other business as may properly come before our annual meeting or any postponement or adjournment of the meeting. In addition, our management will report on our performance during the fiscal year ended December 31, 2011 and respond to questions from shareholders.

Although the Board does not anticipate that any other matters will come before the 2012 Annual Meeting, your executed proxy gives the official proxies the right to vote your shares at their discretion on any other matter properly brought before the Annual Meeting.

Who Is Entitled to Vote at the 2012 Annual Meeting?

Only shareholders of record at the close of business on March 9, 2012, or the “record date,” will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting.

What Are the Voting Rights of the Holders of Our Common Stock?

Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. With regard to the election of directors, holders of common stock are entitled to vote for as many individuals as there are director seats to be elected, which for the 2012 Annual Meeting include two director seats. The two nominees receiving the greatest number of votes cast will be elected provided a quorum is present. On each other matter to be presented, a matter will be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

Abstentions will not be counted towards the tabulation of votes cast on matters properly presented to the shareholders (except the election of directors). In the election of directors, if more votes are withheld than votes for the election of a director, that director must tender his or her resignation to the Board of Directors; the Board of Directors will have 90 days to consider the matter and act. Any director who tenders his or her resignation due to this process cannot participate in any decision, unless the election resulted in less than three directors.

What Constitutes A Quorum?

Our Bylaws provide that the presence, in person or by proxy, of the holders of a majority of shares entitled to vote at our Annual Meeting shall constitute a quorum. On the record date there were 20,048,111 shares of our common stock (including restricted shares) issued and outstanding and such shares are the only shares entitled to vote at the Annual Meeting.

What Are the Board’s Recommendations?

Unless you provide other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the description of the Proposals in this Proxy Statement. In summary, the Board recommends a vote FOR election to the Board of Directors of each of the two nominees for directorship named in this Proxy Statement (see Proposal I), a vote FOR the approval and adoption of the Amended and Restated 2007 Long-Term Incentive Plan (see Proposal II), a vote FOR the approval and adoption of the Amended and Restated 2007 Directors’ Incentive Plan (see Proposal III), and a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012 (see Proposal IV).

The proxy holders will vote in their discretion with respect to any other matter that may properly come before the Annual Meeting.

Proxies

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted at the Annual Meeting and at any postponement or adjournment of the meeting in accordance with the instructions indicated on such proxy. IF NO INSTRUCTIONS ARE INDICATED ON THE PROXY CARD, THE OFFICIAL PROXIES WILL VOTE (1) “FOR” PROPOSALS I, II, III, and IV DESCRIBED IN THIS PROXY STATEMENT; and (2) AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE SOLE DISCRETION OF THE PROXY HOLDERS.

A shareholder who has returned a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to Cumberland Pharmaceuticals Inc. a duly executed proxy bearing a later date or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Cumberland Pharmaceuticals Inc., 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203, Attention: Corporate Secretary.

PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors

Our Board of Directors currently consists of nine directors and is divided into three classes serving staggered three-year terms. Effective April 17, 2012, our board approved a decrease in the number of directors to eight, comprised of three Class I directors, two Class II directors, and three Class III directors. One of three classes is elected each year to succeed the directors whose terms are expiring. At this 2012 Annual Meeting, the term of the Class II directors expire. The individuals nominated for election as directors in Class II at this 2012 Annual Meeting would, if elected, hold office for a three-year term expiring in 2015.

Director Nominees

Each of the two nominees is currently serving as directors of the Company. There are currently six independent directors serving on our Board, and will decrease to five effective April 17, 2012.

Nomination to serve as Class II directors, for term expiring in 2015

James R. Jones	64	Mr. Jones has served as a member of our Board of Directors since 2010. Mr. Jones’ 35 year career in professional accounting at KPMG LLP included the role of Managing Partner at their Nashville, Tennessee office from 1999 to 2006. He served in various capacities during his career at KPMG which also included positions at their offices in Jackson, Mississippi, Washington, D.C. and Greenville, South Carolina. During his tenure with KPMG, Mr. Jones led a team of more than 100 individuals providing accounting services for an extensive client base. Following retirement in 2006, he has served as an advisor and provided various consulting services to several companies, including acting as liaison between management and the board of directors of a long-term care facility and serving as interim CEO of a charitable organization. He is currently a board director and member of the audit committee of Argent Trust Company of Tennessee. Mr. Jones also serves as a member of our Audit Committee and is our Audit Committee financial expert. Mr. Jones holds a B.S. from Mississippi College and an M.B.A from Mississippi State University. The Board believes Mr. Jones’ significant accounting background will strengthen Cumberland’s existing financial capabilities and play a key role as the Company is subject to increasingly stringent accounting and auditing regulations as a public entity.

Thomas R. Lawrence	72	Mr. Lawrence has served as a member of our Board of Directors since 1999. Since 2003 he has been Chairman of Aetos Technologies Inc., a corporation formed in 2003 by Auburn University to market technological breakthroughs by its faculty. Since 1998, Mr. Lawrence advises business clients on matters of marketing and corporate governance through his firm Capital Consultants. He previously served as Co-Founder and Managing Partner of Delta Capital Partners, or Delta, in Memphis from 1989 to 1998. The partnership made investments in ten early-stage companies which, by 1998, were valued at more than $30 million. Prior to the formation of Delta, Mr. Lawrence founded several companies in the areas of commercial leasing and venture capital financing. He also worked for most of the 1980s as an Institutional Sales Representative and Commercial Leasing Specialist with the Investment Banking Group of Union Planters Bank in Memphis, where he was responsible for the structure and sale of over $1 billion in securities. Mr. Lawrence serves as the Chairman of our Compensation Committee a member of our Audit Committee, and a director for Cumberland Emerging Technologies, Inc., or CET. He holds a B.A. from Mississippi State University. The Board believes Mr. Lawrence has played a significant role in guiding the Company’s strategy, and that he will continue to offer valuable services in directing Cumberland’s growth. He is currently a majority owner of the publishing company Front Porch Press, LLC.

Class III Directors Expected to Stand For Re-Election in 2013

A.J. Kazimi. Mr. Kazimi, 53, founded our company in 1999 and has served as the Chairman of our Board of Directors and Chief Executive Officer since inception. His career includes 24 years in the biopharmaceutical industry. Prior to joining our company, he spent eleven years helping to build Therapeutic Antibodies Inc., an international biopharmaceutical company. As President and Chief Operating Officer, he made key contributions to that company’s growth from its start-up phase through its initial public offering and product launches. Mr. Kazimi oversaw operations in three countries and was personally involved with the company’s product development strategies, approvals, licensing agreements and the raising of over $100 million in equity and debt financings. Prior to that role, Mr. Kazimi worked at Brown-Forman Corporation, rising through a series of management positions and helping to launch several new products. Mr. Kazimi previously served on the board of directors for Aegis Toxicology Sciences Corporation, a federally certified forensic toxicology laboratory. He currently serves as a director of the Nashville Health Care Council, an industry association representing the largest concentration of healthcare companies in the United States. He also serves as Chairman and Chief Executive Officer of CET. He holds a B.S. from the University of Notre Dame and an M.B.A. from the Vanderbilt University Owen Graduate School of Management. The Board believes that Mr. Kazimi brings strategic insight, leadership and a history of successful execution to the Board along with a wealth of experience in both the biopharmaceutical industry and the development of emerging companies.

Martin E. Cearnal. Mr. Cearnal, 67, has served as a member of our Board of Directors since 2004. In 2008, he joined our management team to head commercial development for Cumberland, currently serving as Senior Vice President and Chief Commercial Officer. He is the former President and Chief Executive Officer of Physicians World, which became the largest provider of continuing medical education during his tenure from 1985 to 2000. Physicians World was acquired by Thomson Healthcare in 2000, and Mr. Cearnal served as President of Thomson Physicians World from 2000 to 2003 and Executive Vice President-Chief Strategy Officer for Thomson Medical Education from 2003 through 2005. He then became Executive Vice President-Chief Strategy Officer for Jobson Medical Information. Mr. Cearnal has 44 years of experience in the healthcare industry and has been involved with the launches of such noteworthy pharmaceutical products as Lipitor®, Actos®, Intron-A®, Straterra®, Botox® and Humira®. He spent 17 years at Revlon Healthcare in a variety of domestic and international pharmaceutical marketing roles culminating in his position as Vice President, Marketing for International Operations. He serves the industry through several organizations, including the Coalition for Healthcare Communication and the National Task Force on CME Provider/Industry Collaboration. He has a B.S. degree from Southeast Missouri State University. The Board believes Mr. Cearnal brings significant marketing-related knowledge to the Company, which has and will help facilitate successful product launches and marketing plans, among other things.

Gordon R. Bernard. Dr. Bernard, 60, served as our Medical Director from 1999 until 2010 and currently serves as an advisor to the Company as Chair of our Medical Advisory Board. He has served on our Board of Directors since 2010. Dr. Bernard is the Associate Vice-Chancellor for Research at Vanderbilt University, and also the Melinda Owen Bass Professor of Medicine and former Chief of the Division of Allergy, Pulmonary and Critical Care Medicine at Vanderbilt. In addition, he is Senior Associate Dean for Clinical Sciences and Chairman of Vanderbilt’s Pharmacy and Therapeutics Committee, which is responsible for approving the Vanderbilt Medical Center Formulary of approved drugs and therapeutics. Dr. Bernard has been conducting national and international trials of pharmaceuticals since 1980, and he has been steering committee chair of the National Institutes of Health, Acute Respiratory Distress Syndrome Clinical Trials Network since its inception in 1994. This network is the only federally supported, ongoing system for the conduct of research in the hospital Intensive Care Unit, or ICU. He holds a B.S. from the University of Southwestern Louisiana and an M.D. from Louisiana State University. Dr. Bernard maintains an active practice as an Intensivist in the Medical ICU at Vanderbilt and is therefore in a position to observe, firsthand, the pharmaceutical management issues surrounding the care of a wide variety of the most severely ill patients and identify their unmet medical needs. The Board believes Dr. Bernard’s medical background is extremely valuable as the Company seeks to continue expanding its pipeline with promising products that offer advancement to patient care and are well-positioned competitively.

Class I Directors Expected to Stand For Re-Election in 2014

Joey Jacobs. Mr. Jacobs, 58, joined Cumberland’s Board of Directors in 2011 and is a member of the Nominating Committee. A healthcare veteran with more than 35 years of industry experience, Mr. Jacobs is currently the Chairman and Chief Executive Officer of Acadia Healthcare Company Inc., a behavioral health company traded on the Nasdaq Global Market. Mr. Jacobs is the former Chairman, President and Chief Executive Officer of Nashville-based Psychiatric Solutions, Inc. (PSI), which he co-founded in 1997 and grew into a $2 billion behavioral healthcare system before the company’s sale to Universal Health Services in 2010. Prior to founding PSI, Mr. Jacobs spent 21 years at Hospital Corporation of America, or HCA, where he served in various capacities, including President of HCA’s Tennessee Division. Mr. Jacobs’ background at HCA also includes serving as President of HCA’s Central Group, Vice President of the Western Group, Assistant Vice President of the Central Group and Assistant Vice President of the Salt Lake City Division. In addition to serving as the former Chairman of the Nashville Health Care Council, he is also the past director of the Federation of American Hospitals and the National Association of Psychiatric Health Systems. He is currently a board member of the Monroe Carell, Jr. Children’s Hospital at Vanderbilt and Mental Health Management. Mr. Jacobs holds a B.S. degree from Middle Tennessee State University. The Board believes Mr. Jacobs’ extensive hospital industry experience as well as his prior experience as chairman and CEO of a publicly traded healthcare company will be critical as the Company continues to develop its hospital acute care product line and navigate the responsibilities associated with being a public company.

Jonathan Griggs. Mr. Griggs, 77, has served as a member of our Board of Directors since 2010, and is a member of our Compensation Committee and Nominating Committee. His career includes more than 40 years in the pharmaceutical and biotechnology industries that includes significant international experience. He spent 23 years at Warner Lambert Corporation in positions of increasing responsibility becoming its Vice President of Human Resources. During his tenure with Warner Lambert, he provided leadership for the successful integration of three pharmaceutical businesses into what became Parke Davis, the largest consolidation in the industry at that time. From 1992 to present, he has been the CEO of Griggs & Associates, a management and human resources consulting firm assisting start-up companies and providing critical assistance in turnaround situations. Mr. Griggs also provided the leadership and strategic management for the formation and establishment of the AACA (Antique Auto Club of America) Museum, a leading transportation museum where he served as chairman and is currently a director. Mr. Griggs has his B.S. Degree from Penn State and attended the Wharton School of Management at the University of Pennsylvania. He was an advisor to Cumberland as a member of the Company’s Pharmaceutical Advisory Board from the Company’s inception in 1999 until he was appointed to the Board in 2010. The Board believes Mr. Griggs’ experience in strategic management and human resources consulting will be critical as the Company continues to build a strong, effective management team.

Dr. Robert G. Edwards. Dr. Edwards, 84, has served as a member of our Board of Directors since 1999. From 1991 to 1999, he was Chairman and Managing Director of the Australasian subsidiary of Therapeutic Antibodies Inc., overseeing operations in Australia, New Zealand and Southeast Asia. Dr. Edwards has also served as Deputy Director of the Institute for Medical & Veterinary Science in South Australia, President of the Royal College of Pathologists of Australasia and as a member of the Australian National Health & Medical Research Council. Dr. Edwards currently serves as the Chairman of the Nominating Committee of our Board of Directors and as a member of our Compensation Committee. He also serves as a director for CET. Dr. Edwards holds a Primary Degree from London University, Master of Human Physiology from London University and an M.D. from the University of Adelaide. The Board believes Dr. Edwards’ international business development and medical expertise has been critical to Cumberland’s development thus far and that he will continue to play a key role in directing the Company’s growth.

Please refer to the section labeled “CORPORATE GOVERNANCE” for a discussion of the various committees of our Board of Directors and the composition and duties of these committees, as well as the nomination process for directors, and a discussion of other corporate governance and ethical considerations.

Based on their qualifications and experience, we believe the aforementioned nominees for directorship are suitable nominees to serve on the Board and we believe the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL II

PROPOSAL TO APPROVE AND ADOPT

AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN

In April 2007, we adopted our 2007 Long-Term Incentive Plan, or the 2007 Plan. The purpose of the 2007 Plan is to encourage our employees and consultants to acquire stock and other equity-based interests and replace the 1999 Stock Option Plan, or the 1999 Plan, without impairing the vesting or exercise of any option granted thereunder.

The 2007 Plan authorizes the issuance of each of the following incentives, or each an Incentive:

•	incentive stock options (options that meet Internal Revenue Service requirements for special tax treatment);

•	non-statutory stock options (all stock options other than incentive stock options);

•	stock appreciation rights, or SARs, (right to receive any excess in fair market value of shares over a specified exercise price);

•	restricted stock (shares subject to vesting, transfer and forfeiture limitations); and

•	performance shares (contingent awards comprised of stock and/or cash and paid only if specified performance goals are met).

We are asking our shareholders to approve an amendment to the 2007 Plan that would:

•	authorize the issuance of Restricted Stock Units, or RSUs, as an incentive under the 2007 Plan;

•

allow the Compensation Committee of the Board to, in its sole discretion, exchange any Incentive or RSUs for an option, restricted stock, RSUs, SARs, other equity award, cash or other property or “reprice” (defined below) an option granted under the 2007 Plan or the 1999 Stock Option Plan.

The Board believes the approval of these amendments is necessary in order to better facilitate the purpose of the 2007 Plan.

The Board has adopted an amendment and restatement of the 2007 Plan that includes the changes described above, as well as, other certain clarifying changes to the 2007 Plan. A summary of the material provisions of the 2007 Plan, as the plan is proposed to be amended, is set forth below. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the 2007 Plan, as amended. The Amended and Restated 2007 Plan has also been filed electronically with the Securities and Exchange Commission, or the SEC as Appendix A to this Proxy Statement, and can be accessed on the SEC’s website at www.sec.gov.

2007 Plan Summary

The following is a summary of the material provisions of the 2007 Plan. In addition, we have included material changes which will be amended. All references to the 2007 Plan in this summary will include the proposed amendment, unless the context requires otherwise. The summary is subject to the terms of the 2007 Plan and capitalized terms used herein shall have the meanings assigned to them in the 2007 Plan, unless the context otherwise requires. The Company will provide, upon request, a copy of the full text of the 2007 Plan to each person to whom a copy of this proxy statement is delivered. All written requests should be addressed as follows: Cumberland Pharmaceuticals Inc., 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203, Attention: Corporate Secretary.

Incentives

Incentives under the 2007 Plan may be granted to Eligible Employees in any one or a combination of: (i) Incentive Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock; and, under the amendment (v) Restricted Stock Units. Incentives under the 2007 Plan may be granted to Consultants in any one or a combination of: (i) Nonstatutory Stock Options; (ii) SARs; (iii) Restricted Stock; and, under the amendment (iv) Restricted Stock Units

Administration

The 2007 Plan shall be administered by the Compensation Committee of the Board. The Committee has full discretionary power to administer the 2007 Plan in all of its details, subject to applicable requirements of law. The Committee’s discretionary powers include, but are not limited to, the following powers: (i) to make and enforce rules and regulations as the Committee deems necessary or proper for administration of the plan; (ii) to interpret the plan; (iii) to decide all questions concerning the 2007 Plan and eligibility of any participants (a determination of whether a worker is an Eligible Employee is in the sole discretion of the Committee); (iv) to appoint agents, consultants, counsel, etc., to assist in administering the 2007 Plan; (v) subject to applicable law, to delegate some or all of its power and authority to the Company’s Chief Executive Officer, other senior members of management, or committees or subcommittees (however, the Committee cannot delegate authority with regard to any matter or action affecting an officer subject to the Exchange Act); (vi) to impose restrictions and limitations on any awards granted under the 2007 Plan; (vii) to correct any defect, supply any omission or reconcile any inconsistency in the 2007 Plan or any award made under the 2007 Plan; and (viii) to amend any Incentive without the consent of the Participant, so long as, such amendment would not violate any applicable law or regulation or the terms of the 2007 Plan.

The Committee shall determine the vesting period for Incentives granted under the 2007 Plan; however, if the Committee awards Options or SARs under this plan without specifying a vesting period, (i) any SAR awarded in tandem with an underlying Option shall vest when the underlying Option vests, and (ii) Options and SARs awarded without an underlying Option shall vest on a graduated basis over a five-year period, with 20% of the Options (or SARs) vesting on each anniversary of the date of grant until all Options (or SARs) covered by the grant are vested.

Under the amendment, the Committee may in its sole discretion exchange any Incentives granted to a Participant for an Option, Restricted Stock, Restricted Stock Unit, SAR, other equity award, cash or other property or “reprice” on Option granted under the 2007 Plan or the 1999 Stock Option Plan. “Reprice” means any of the following or any other action that has the same effect; (i) amending an Option to reduce its exercise price, (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of a share of Stock in exchange for an Option, Restricted Stock, other equity award, cash or other property unless the cancellation an exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under accounting principles generally accepted in the United States.

Eligibility

Regular full-time or part-time employees of the Company and its Affiliates, including officers, whether or not under direction of the Company are eligible to receive Incentives under the 2007 Plan. If the Company or its Affiliates terminates an Eligible Employee for Cause or cancels the engagement of a Consultant for Cause, the Board may cancel and/or cause the forfeiture of any unvested and/or unexercised Option, unvested and/or unexercised Restricted Stock Units (under the amendment), unvested or unexercised SARs, or Restricted Stock awarded to such Participant.

Qualified Performance-Based Incentives

The Committee may, in its discretion, select particular Covered Employees to receive Qualified Performance-Based Incentives. All grants of Incentives intended to qualify as Qualified Performance-Based Incentives shall be made by the Committee or, if all of the members thereof do not qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, by a subcommittee of the Committee consisting of such of the members of the Committee who do so qualify.

Options granted with the intent to qualify as Qualified Performance-Based Incentives shall have an exercise price of not less than the Fair Market Value on the date of the grant of the Stock covered by the Option. Other Incentives intended to qualify as Qualified Performance-Based Incentives shall have a Restriction Period or Performance as determined in the discretion of the Committee. The Committee shall also have the discretion to establish any Performance Criteria and the kind, level and applicability of Performance Goals. Any Qualified Performance Goal applicable to Qualified Performance-Based Incentives shall be objective, shall be established not later than ninety days after the beginning of any applicable Performance Period (or at such other time permitted under Section 162(m) of the Code), and shall otherwise meet the requirements of Section 162(m) of the Code.

A Covered Employee will be eligible to receive payments under a Qualified Based Incentive Plan that is subject to a Performance Goal only if the applicable Performance Goal is achieved within the applicable Performance Period, as determined by the Committee.

Shares Available for Incentives

2,400,000 shares of Stock of the Company are reserved for issuance under the 2007 Plan. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make appropriate adjustments in the number and kind of shares authorized by the 2007 Plan.

In any given year (i) no Eligible Employee or Consultant may receive Incentives covering more than 20% of the aggregate number of shares that may be issued pursuant to the 2007 Plan, and (ii) at the time an Incentive Option is granted to an employee, the Fair Market Value of the Stock covered by the Incentive Options first exercisable by such employee may not, in the aggregate, exceed $100,000. The maximum Qualified Performance-Based Incentive payment to any one Participant under the 2007 Plan for a Performance Period is 20% of the aggregate number of shares that may be issued pursuant to the 2007 Plan, or if the Qualified Performance-Based Incentive is paid in cash, that number of shares multiplied by the Fair Market Value of the stock as of the date of grant.

Effect of Employment Termination

With respect to a Terminated Employee: (i) Any unvested Options, unvested Restricted Stock Units and unvested SARs held on the date of the Employment Termination shall lapse and be automatically cancelled and of no further force and effect as of midnight on the date of the Employment Termination; (ii) Any vested but unexercised Options held as of the date of the Employment Termination shall expire and be of no further force and effect unless either exercised or surrendered under a SAR within the earlier of 90 days after the date of the Employment Termination or the expiration date of the Option; (iii) any vested but unexercised SARs held as of the date of the Employment Termination shall expire and be of no further force and effect unless either exercised within the earlier of 90 days after the date of the Employment Termination or the expiration date of the SAR; (iv) Under the amendment, any vested but unexercised Restricted Stock Units held as of the date of the Employment Termination shall expire and be of no further force and effect unless either exercised within the earlier of 90 days after the date of such individual’s Employment Termination or the expiration date of the Restricted Stock Unit.

Options

The Committee may grant options qualifying as Incentive Options under the Code, other statutory options under the Code, and Nonstatutory Options. However, only an employee of the Company or an employee of the Company’s parent company or a Company subsidiary may be granted an Incentive Option. The Committee shall determine the option price per share with respect to each Option, but such price when first awarded shall not be less than one hundred percent (100%) of the Fair Market Value of the Company’s Stock on the date of grant, or (110%) of the Fair Market Value on the date of grant in the case of an Eligible Employee who, immediately prior to such grant, owns (directly or indirectly) stock (either common or preferred) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

The expiration date for each Option shall be determined by the Committee but shall not exceed ten (10) years. An Incentive Option will expire five (5) years from the date of grant in the case of an Eligible Employee owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company on the date the Incentive Option is granted.

No shares of an Option shall be issued until full payment for such shares has been made. A grantee of an Option shall have none of the rights of a shareholder until the shares are issued.

Stock Appreciation Rights

The Committee may grant SARs to Eligible Employees and to Consultants singly or in combination with an underlying Option. If a SAR is granted with an underlying Option, it may be granted at the time of the Option or at any time thereafter prior to expiration of the Option. In no event shall the exercise period for a SAR exceed the exercise period for its underlying Option. If an SAR is granted with respect to an underlying Option, then upon exercise of the Option the SAR will be cancelled.

If a SAR is granted with respect to an underlying Option, the grantee will be entitled to surrender the Option that is then exercisable and receive in exchange an amount equal to the excess of the Fair Market Value of the Stock on the date the election to surrender is received by the Company over the Option price multiplied by the number of shares covered by the Options that are surrendered. If a SAR is granted without an underlying Option, the grantee will receive upon exercise of the SAR an amount equal to the Fair Market Value of the Stock on the date the election to surrender such SAR is received by the Company over the Fair Market Value of the Stock on the date of grant multiplied by the number of shares covered by the SARs being exercised.

Restricted Stock and Restricted Stock Units

The Committee may award Restricted Stock or Restricted Stock Units to a grantee, which shall be subject to a Risk of Forfeiture as determined by the Committee. Each grant of Restricted Stock made under this 2007 Plan shall specify a Restriction Period. If the grant fails to specify a Restriction Period, then such Restricted Stock will be subject to a Restriction Period ending for 20% of the Restricted Stock awarded under the grant on each anniversary of the date of grant.

All restrictions imposed on the Restricted Stock shall lapse upon the expiration of the Restriction Period if the conditions of the grant have been met, and the grantee shall be entitled to have the restrictive legend removed from the certificates. Any dividends declared on Restricted Stock during the Restriction Period shall be accumulated and paid to the grantee after the expiration of the Restriction Period if the conditions of the grant are met and grantee still owns such stock at the end of the Restriction Period.

Restricted Stock Units may be granted to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee, including restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. A Restricted Stock Unit shall entitle a Participant to receive one or more shares of Stock.

Acquisition and Change of Control Events

Upon the occurrence of an Acquisition Event or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding Person (or an Affiliate thereof). However, if the Acquisition Event also constitutes a Change in Control Event, except as otherwise specifically provided in the granting instrument, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of the Acquisition Event. However, if the consideration received as a result of the Acquisition Event is not solely Stock of the acquiring or succeeding Person (or an Affiliate thereof), the Company may, with the consent of the acquiring or succeeding Person, provide for the consideration to be received upon the exercise of Options to consist solely of Stock of the acquiring or succeeding Person (or an Affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Stock as a result of the Acquisition Event. Notwithstanding the foregoing, if the acquiring or succeeding Person (or an Affiliate thereof), does not agree to assume such Options, or substitute equivalent options for such Options, then the Board shall, upon written notice to the Option holders, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Option holders before the consummation of such Acquisition Event. However, in the event of an Acquisition Event under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of Stock surrendered pursuant to such Acquisition Event, or the Acquisition Price, then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Option holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except as otherwise specifically provided in the granting instrument, all Options then outstanding shall automatically become immediately vested and exercisable in full.

Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding grant of Restricted Stock shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property into which the Stock was converted or for which it was exchanged pursuant to such Acquisition Event in the same manner and to the same extent as such rights applied to the Stock subject to such Restricted Stock award. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock award or any other agreement between a holder of a Restricted Stock award and the Company, all restrictions and conditions on all Restricted Stock awards then outstanding shall automatically be deemed terminated or satisfied.

In the documents granting such Incentive, the Board may specify the effect of an Acquisition Event that is not a Change in Control Event on any Incentive other than Options and Restricted Stock. If the Board does not specify the effect of any Acquisition Event on such Incentives, the Acquisition Event shall impact such Incentives in accordance with applicable law. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument granting such Incentive or any other agreement between an Incentive holder and the Company, all Incentives shall become exercisable, realizable and/or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Incentive. However, the immediately preceding sentence shall not apply to performance-based awards. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), all performance-based award shall be immediately payable based upon the extent, as determined by the Committee, to which the Performance Goals for the Performance Period then in progress have been met up through the date of the Change of Control Event or based on 100% of the value on the date of grant of the performance-based award, if such amount is higher.

Nontransferability

Incentive Options granted under the 2007 Plan shall not be transferable except by will or the laws of descent and distribution. To the extent allowed by law, Nonstatutory Options may be transferable to certain family members or foundations for no value or other consideration. Other Incentives granted under the 2007 Plan may be transferable subject to the terms and conditions as may be established by the Committee and any other applicable law or regulation.

“Lockup” Agreement

The Committee may in its discretion require that, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Stock issued or issuable pursuant to the exercise of such Incentive, without the prior written consent of the Company or such underwriters, as the case may be.

Amendment of the 2007 Plan

The Board may discontinue the 2007 Plan at any time and may from time to time amend or revise the terms of the 2007 Plan as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the 2007 Plan without shareholder approval where the absence of such approval would cause the 2007 Plan to fail to comply with the Exchange Act or any other applicable law or regulation. No Incentive shall be granted under the 2007 Plan after April 18, 2017, but Incentives granted prior to such date may extend beyond such date.

Federal Income Tax Consequences

The following is a brief discussion of the Federal income tax consequences of transactions under the 2007 Plan. This discussion is not intended to be exhaustive and does not describe state or local tax consequences.

Incentive Options

No taxable income is realized by the optionee upon the grant or exercise of an Incentive Option, except as noted below with respect to the alternative minimum tax. If Stock is issued to an optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee’s employer for Federal income tax purposes.

Except as noted below for corporate “insiders,” if the Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares and (2) the optionee’s employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer. Subject to certain exceptions for disability or death, if an Incentive Option is exercised more than three months following termination of employment, the exercise of the Option will generally be taxed as the exercise of a Nonstatutory Stock Option.

For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an Incentive Option generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised a Nonstatutory Stock Option. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her “regular” income tax liability. As a result, a taxpayer has to determine his potential liability under the alternative minimum tax.

Non-Statutory Options

Except as noted below for corporate “insiders,” with respect to Nonstatutory Stock Options: (1) no income is realized by the optionee at the time the Option is granted, (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Restricted Stock

Under Section 83(a) of the Internal Revenue Code, shares of stock granted to a person in connection with their performance of services to the issuer but subject to a “substantial risk of forfeiture” are not subject to income taxation until the risk of forfeiture lapses. Under the regulations promulgated by the Department of the Treasury under Section 83(a), stock is subject to a “substantial risk of forfeiture” if a recipient’s continued rights in the shares are conditioned on the future performance of substantial services to the issuer or the completion of any other condition related to the purpose for the initial grant of shares, and if there is a substantial possibility that the conditions will not be satisfied. Shares subject to a restricted stock award as to which the risk of forfeiture has not lapsed will generally be subject to a “substantial risk of forfeiture.”

Ordinarily, a recipient of restricted stock that is subject to a risk of forfeiture will not pay income tax on the value of the shares until the restrictions on the shares lapse. The recipient will then have a basis in the shares equal to the value of the shares on the day the risk of forfeiture lapses and the shares are taxed. When the recipient subsequently sells the shares, any gain or loss will be treated as a capital gain or loss.

Any person who receives shares of stock subject to a risk of forfeiture in connection with services performed for the issuer may make an irrevocable election under Section 83(b) of the Internal Revenue Code to be taxed on the value of the shares in the year in which the shares are received rather than when the risk of forfeiture lapses. Awards under the 2007 Plan that are issued subject to a risk of forfeiture are intended to qualify for Section 83(b) treatment. A participant under the 2007 Plan must make an election to be taxed at the time of the award within 30 days of the date of the award, and will pay ordinary income tax on the value of the shares when they are received. A participant who makes this “83(b) election” will take a basis in the stock equal to the value of the award shares when they are issued. If the risk of forfeiture with respect to the award shares lapses and the participant sells the shares, any gain or loss on the transaction will be a capital gain or loss. However, if the recipient forfeits the award shares, he or she may not claim a loss, even though he or she paid taxes on the shares when they were received.

When the value of the award shares is taxed to the recipient, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the recipient recognizes with respect to the award shares. The Company may withhold taxes from the recipient at the time the restricted stock award shares are taxed.

Stock Appreciation Rights

Any cash or Stock received pursuant to the exercise of a SAR award will be treated as compensation income received by the awardee generally in the year in which the awardee receives such cash or shares of Stock. In each case, the amount of compensation income will equal the amount of cash and the fair market value of the Stock on the date compensation income is recognized. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

Stock Grants

Any Stock received pursuant to an award of shares of stock which contains no restrictions will generally be treated as compensation income received by the awardee in the year in which the awardee receives such shares. In such case, the amount of compensation income will equal the fair market value of the Stock on the date compensation income is recognized. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

Other Tax Matters

The exercise of an Option by an awardee, the lapse of restrictions on restricted stock, or the deemed earnout of performance units following the occurrence an event that causes the acceleration of the vesting of the Option, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the awardee on certain payments of Stock or cash resulting from such exercise or deemed earnout of performance units or, in the case of shares of Restricted Stock, on all or a portion of the fair market value of the Stock on the date the restrictions lapse, and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

Tax Consequences to the Company

The grant of an Option under the 2007 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Stock acquired under the 2007 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2007 Plan. Any deduction will be subject to the limitations of Section 162(m) of the Code, which provides for certain limitations on the deductibility of non-performance based compensation in excess of $1 million to certain executive officers. The Company will have a withholding obligation with respect to ordinary compensation income recognized by participants.

Compliance with Deferred Compensation Provisions of American Jobs Creation Act

The American Jobs Creation Act of 2004 added new Section 409A of the Code. Section 409A imposes penalty taxes and interest charges on employees who receive certain deferred compensation that does not meet the requirements of Section 409A. The Company intends that awards under the Amended and Restated 2007 Plan will meet the requirements of Section 409A, but no assurance can be made in this regard.

Special Rules Applicable to Corporate Insiders

As a result of the rules under Section 16(b) of the Exchange Act, “insiders” (as defined in the Securities Exchange Act of 1934), depending upon the particular exemption from the provisions of Section 16(b) utilized, may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of options. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular option.

Exchange Offer

If the amendment and restatement of the 2007 Plan is approved and adopted by the shareholders, the Company has considered and presently anticipates promptly thereafter, for the purpose of employee retention, offering eligible employees and consultants an opportunity to exchange certain outstanding stock option grants to purchase shares of our Common Stock that were granted under the 2007 Plan and our 1999 Stock Option Plan and have a per share exercise price of $9.00 or greater. The stock option grants would be exchanged for Incentives under terms and conditions, in accordance with applicable laws, to be determined in the discretion of the Compensation Committee and set forth in applicable filings with the SEC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN.

PROPOSAL III

PROPOSAL TO APPROVE AND ADOPT

AMENDED AND RESTATED 2007 DIRECTORS’ INCENTIVE PLAN

In April 2007, we adopted our 2007 Directors’ Incentive Plan, or the 2007 Directors’ Plan. The purpose of the 2007 Directors’ Plan is to strengthen our ability to attract, motivate, and retain qualified independent directors and replace the 1999 Plan without impairing the vesting or exercise of any option granted to any director thereunder.

The 2007 Directors’ Plan authorizes the issuance of each of the following incentives, each an Award:

•	options (all options to be issued under the Directors’ Plan will not meet IRS requirements for special tax treatment and therefore are non-qualified options);

•	restricted stock grants (shares subject to various restrictions and conditions as determined by our compensation committee); and

•	stock grants (awards of shares of our common stock with full and unrestricted ownership rights).

We are asking our shareholders to approve an amendment to the 2007 Directors’ Plan that would:

•	authorize the issuance of RSUs as an incentive under the 2007 Directors’ Plan;

•

allow the Compensation Committee of the Board to, in its sole discretion, exchange any Award or RSU for an option, restricted stock, RSUs, SARs, other equity award, cash or other property or “reprice” an option granted under the 2007 Directors’ Plan or the 1999 Plan.

The Board believes the approval of these amendments is necessary in order to better facilitate the purpose of the 2007 Directors’ Plan.

The Board has adopted an amendment and restatement of the 2007 Directors’ Plan that includes the changes described above, as well as, other certain clarifying changes to the 2007 Directors’ Plan. A summary of the material provisions of the 2007 Directors’ Plan, as the plan is proposed to be amended, is set forth below. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the 2007 Directors’ Plan, as amended. The Amended and Restated 2007 Directors’ Plan has also been filed electronically with the SEC as Appendix B to this Proxy Statement, and can be accessed on the SEC’s website at www.sec.gov.

2007 Directors’ Plan Summary

The following is a summary of the material provisions of the 2007 Directors’ Plan. In addition, we have included material changes which will be amended. All references to the 2007 Directors’ Plan in this summary will include the proposed amendment, unless the context requires otherwise. The summary is subject to the terms of the 2007 Directors’ Plan and capitalized terms used herein shall have the meanings assigned to them in the 2007 Directors’ Plan, unless the context otherwise requires. The Company will provide, upon request, a copy of the full text of the 2007 Directors’ Plan to each person to whom a copy of this proxy statement is delivered. All written requests should be addressed as follows: Cumberland Pharmaceuticals Inc., 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203, Attention: Corporate Secretary.

Shares of Stock Subject to the 2007 Directors’ Plan

250,000 shares of Stock of the Company are reserved for issuance under the 2007 Directors’ Plan.

Administration of the 2007 Directors’ Plan

The 2007 Directors’ Plan shall be administered by the Compensation Committee of the Board, which shall have the power to interpret the 2007 Directors’ Plan and, subject to its provisions, to prescribe, amend and rescind plan rules. The Committee shall consist of not fewer than two members of the Board, each of whom shall qualify as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act and qualify as an “outside director” under section 162(m) of the Code.

The Committee may grant Options, Restricted Stock Units, Restricted Stock Grants or Stock Grants in its sole discretion. No member of the Committee may vote on an Award to himself or herself.

Under the amendment, the Committee may in its sole discretion exchange any Award granted to a Participant for an Option, Restricted Stock, Restricted Stock Unit, other equity award, cash or other property or “reprice” on Option granted under the 2007 Directors’ Plan or the 1999 Stock Option Plan. “Reprice” means any of the following or any other action that has the same effect; (i) amending an Option to reduce its exercise price, (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of a share of Stock in exchange for an Option, Restricted Stock, other equity award, cash or other property unless the cancellation an exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under accounting principles generally accepted in the United States.

Options

Each Option granted under the 2007 Directors’ Plan shall become exercisable on the date it vests and shall expire ten years following the date of grant; provided, however, that any Options awarded to a Director and not yet vested at the time of termination of his or her Board service shall, be forfeited, automatically cancelled and of no further force and effect. Such forfeiture and automatic cancellation shall take effect at midnight on the date that the Director’s Board service is terminated. The exercise price of each Option when first granted to Directors shall be equal to the Fair Market Value of a share of Stock on the date of grant. The Committee shall determine the vesting period for Options granted under the 2007 Directors’ Plan; however, should the Committee award Options under this 2007 Directors’ Plan without specifying a vesting period, then the vesting period shall be five years, with 20% of the Options to vest on each anniversary of the date of grant until all Options granted hereunder are vested.

If a Director ceases to serve on the Board for any reason, the Options granted under the 2007 Directors’ Plan must be exercised, to the extent otherwise exercisable at the time of termination of his or her Board service, within two years from the date of termination of Board service.

An Option may be exercised by giving written notice, specifying the number of shares of Stock to be purchased. The procedure for exercise of each Option awarded under the 2007 Directors’ Plan will be set forth in the granting document for such Option. The Committee may, from time to time, amend the exercise procedures, in which case Participants will be notified of such revised procedures. Prior to the issuance of shares of Stock upon the exercise of an Option, a Participant shall have no rights as a shareholder with respect to such Option.

Upon approval of the Committee, the Company may repurchase all or a portion of a previously granted Option from a Participant by mutual agreement before such option has been exercised by payment to the Participant of cash or Stock or a combination thereof with a value equal to the amount per share by which the Fair Market Value of the Stock subject to the Option on the business day immediately preceding the date of purchase exceeds the exercise price.

Restricted Stock and Restricted Stock Units

The Committee may award Restricted Stock or a Restricted Stock Unit to a Director. All shares of Restricted Stock granted and shares underlying Restricted Stock Units shall be subject to a Risk of Forfeiture as determined by the Committee. A grantee of Restricted Stock or Restricted Stock Units must remain on the Board during the Restriction Period in order to retain the shares of Restricted Stock or the Restricted Stock Units. If the Director

leaves the Board prior to the end of the Restriction Period, the Restricted Stock award or any Restricted Stock Units shall terminate and the shares of Restricted Stock shall be returned immediately to the Company, effective at midnight on the date the Director’s Board service ends. During the Restriction Period, the Director may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Restricted Stock except as expressly permitted in the 2007 Directors’ Plan. Each certificate for shares of Restricted Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

In the document granting Restricted Stock, the Committee will specify the Restriction Period. If no Restriction Period is specified, then twenty percent (20%) of the Restricted Stock awarded under that granting document will become free of restriction on each anniversary date of the grant for five (5) years. All restrictions imposed on the Restricted Stock shall lapse upon the expiration of the Restriction Period if the conditions of the grant have been met. The Director shall then be entitled to have the legend removed from the certificates. Dividends declared on the Stock during the Restriction Period will be accumulated by the Company and paid to the Director if he becomes owner of the stock without restriction. If the Restricted Stock reverts to the Company, then the Company will become the owner of all dividends accumulated in accordance with the preceding sentence. The Director will be entitled to vote all shares of Restricted Stock during the Restriction Period.

The Committee is authorized to grant Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be determined by the Committee. A Restricted Stock Unit shall entitle a Participant to Receive, subject to the terms, conditions and restrictions set forth in the 2007 Directors’ Plan and established by the Committee in connection with the Award of such Restricted Stock Units, one or more shares of Stock. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled.

Stock Grants

The Committee may make a Stock Grant to a Director under the 2007 Directors’ Plan on such terms and conditions as it sees fit, subject to the provisions of all applicable laws and regulations.

Adjustment Provisions

In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Stock, the Committee shall equitably adjust all limitations on numbers of shares of Stock provided in the 2007 Directors’ Plan, and the number of shares subject to outstanding Awards, with such adjustments made in proportion to the change in outstanding shares of Stock. In addition, in the event of any such change in the Stock, the Committee shall make any other adjustment that it determines to be equitable, including without limitation adjustments to the exercise price of any Option in order to provide Participants with the same relative rights before and after such adjustment.

Change of Control Events

Upon the occurrence of a Change in Control Event, each outstanding Option shall vest in full and shall become immediately exercisable. Any agreement with respect to a Change in Control Event must provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an Affiliate thereof), if applicable. For purposes of this section, an Option shall be considered to be assumed if, following consummation of the Change in Control Event, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the consummation of the Change in Control Event, the consideration (whether cash, securities or other property) received as a result of the Change in Control Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Change in Control Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock). However, if the consideration received as a result of the Change in Control Event is not solely Stock of the acquiring or succeeding entity (or an Affiliate thereof), the Company may, with the consent of the acquiring or succeeding entity, provide for the consideration to be received upon the exercise of Options to consist solely of Stock of the acquiring or succeeding entity (or an Affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Stock as a result of the Change in Control Event. Notwithstanding the foregoing, if the acquiring or succeeding entity (or an Affiliate thereof), does not agree to assume such Options, or substitute equivalent options for such Options, then the Board shall, upon written notice to the Option holders, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Change in Control Event and will terminate immediately prior to the consummation of such Change in Control Event, except to the extent exercised by the Option holders before the consummation of such Change in Control Event. However, in the event of an Change in Control Event under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of Stock surrendered pursuant to such Change in Control Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Change in Control Event and that each Option holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

Upon the occurrence of a Change in Control Event, all restrictions and conditions on all Restricted Stock awards then outstanding shall automatically be deemed terminated or satisfied and all such Restricted Stock shall be fully vested.

Nontransferability

No Options, Restricted Stock awards or Restricted Stock Units granted hereunder may be transferred, pledged, assigned or otherwise encumbered by Director except by will, the laws of descent and distribution, or, if permitted by the Committee and provided in the Option agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the Participant and/or the Participant’s Immediate Family Members, or entities in which the Participant and/or the Participant’s Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the Participant and/or the Participant’s Immediate Family Members, or entities in which the Participant and/or the Participant’s Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the benefit solely of the Participant and/or the Participant’s Immediate Family Members.

“Lockup” Agreement

The Committee may in its discretion require that, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Stock issued or issuable pursuant to the exercise of such Incentive, without the prior written consent of the Company or such underwriters, as the case may be.

Amendment, Discontinuance and Termination of the 2007 Directors’ Plan

The Board may amend or discontinue the 2007 Directors’ Plan at any time; provided, however, that no such amendment may, without the approval of the shareholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Stock that may be issued through the 2007 Directors’ Plan, (ii) materially increase the benefits accruing to Participants under the 2007 Directors’ Plan, or (iii) materially expand the classes of persons eligible to participate in the 2007 Directors’ Plan materially impair, without the consent of the recipient, an Option previously granted or a Restricted Stock grant previously made.

The 2007 Directors’ Plan shall automatically terminate on the earlier of ten years from the date that the effective date of the 2007 Directors’ Plan, or at such time as no shares of Stock remain available for issuance through the 2007 Directors’ Plan. A termination of the 2007 Directors’ Plan will affect the terms of any outstanding Options or shares of Restricted Stock.

Federal Income Tax Consequences

The following is a brief discussion of the Federal income tax consequences of transactions under the 2007 Directors’ Plan. This discussion is not intended to be exhaustive and does not describe state or local tax consequences.

Options

Except as noted below for corporate “insiders,” with respect to Options: (1) no income is realized by the optionee at the time the Option is granted, (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Restricted Stock

Under Section 83(a) of the Code, shares of stock granted to a person in connection with their performance of services to the issuer but subject to a “substantial risk of forfeiture” are not subject to income taxation until the risk of forfeiture lapses. Under the regulations promulgated by the Department of the Treasury under Section 83(a), stock is subject to a “substantial risk of forfeiture” if a recipient’s continued rights in the shares are conditioned on the future performance of substantial services to the issuer or the completion of any other condition related to the purpose for the initial grant of shares, and if there is a substantial possibility that the conditions will not be satisfied. Shares subject to a restricted stock award as to which the risk of forfeiture has not lapsed will generally be subject to a “substantial risk of forfeiture.”

Ordinarily, a recipient of restricted stock that is subject to a risk of forfeiture will not pay income tax on the value of the shares until the restrictions on the shares lapse. The recipient will then have a basis in the shares equal to the value of the shares on the day the risk of forfeiture lapses and the shares are taxed. When the recipient subsequently sells the shares, any gain or loss will be treated as a capital gain or loss.

Any person who receives shares of stock subject to a risk of forfeiture in connection with services performed for the issuer may make an irrevocable election under Section 83(b) of the Internal Revenue Code to be taxed on the value of the shares in the year in which the shares are received rather than when the risk of forfeiture lapses. Awards under the 2007 Directors’ Plan that are issued subject to a risk of forfeiture are intended to qualify for Section 83(b) treatment. A participant under the 2007 Directors’ Plan must make an election to be taxed at the time of the award within 30 days of the date of the award, and will pay ordinary income tax on the value of the shares when they are received. A participant who makes this “83(b) election” will take a basis in the stock equal to the value of the award shares when they are issued. If the risk of forfeiture with respect to the award shares lapses and the participant sells the shares, any gain or loss on the transaction will be a capital gain or loss. However, if the recipient forfeits the award shares, he or she may not claim a loss, even though he or she paid taxes on the shares when they were received.

When the value of the award shares is taxed to the recipient, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the recipient recognizes with respect to the award shares. The Company may withhold taxes from the recipient at the time the restricted stock award shares are taxed.

Stock Grants

Any Stock received pursuant to an award of shares of stock which contains no restrictions will generally be treated as compensation income received by the awardee in the year in which the awardee receives such shares.

In such case, the amount of compensation income will equal the fair market value of the Stock on the date compensation income is recognized. The Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

Other Tax Matters

The exercise of an Option by an awardee, the lapse of restrictions on restricted stock, or the deemed earnout of performance units following the occurrence an event that causes the acceleration of the vesting of the Option, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the awardee on certain payments of Stock or cash resulting from such exercise or deemed earnout of performance units or, in the case of shares of Restricted Stock, on all or a portion of the fair market value of the Stock on the date the restrictions lapse, and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

Tax Consequences to the Company

The grant of an Option under the 2007 Directors’ Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Stock acquired under the 2007 Directors’ Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2007 Directors’ Plan. Any deduction will be subject to the limitations of Section 162(m) of the Code, which provides for certain limitations on the deductibility of non-performance based compensation in excess of $1 million. The Company will have a withholding obligation with respect to ordinary compensation income recognized by participants.

Compliance with Deferred Compensation Provisions of American Jobs Creation Act

The American Jobs Creation Act of 2004 added new Section 409A of the Code. Section 409A imposes penalty taxes and interest charges on employees who receive certain deferred compensation that does not meet the requirements of Section 409A. The Company intends that awards under the Amended and Restated 2007 Directors’ Plan will meet the requirements of Section 409A, but no assurance can be made in this regard.

Special Rules Applicable to Corporate Insiders

As a result of the rules under Section 16(b) of the Exchange Act, “insiders” (as defined in the Securities Exchange Act of 1934), depending upon the particular exemption from the provisions of Section 16(b) utilized, may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of options. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular option. Insiders should check with their own tax advisers to ascertain the appropriate tax treatment for any particular option.

Exchange Offer

If the amendment and restatement of the 2007 Directors’ Plan is approved and adopted by the shareholders, the Company has considered and presently anticipates promptly thereafter, for the purpose of employee retention, offering eligible directors an opportunity to exchange certain outstanding stock option grants to purchase shares of our Common Stock that were granted under the 2007 Directors’ Plan and our 1999 Stock Option Plan and have a per share exercise price of $9.00 or greater. The stock option grants would be exchanged for Awards under terms and conditions, in accordance with applicable laws, to be determined in the discretion of the Compensation Committee and set forth in applicable filings with the SEC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE AMENDED AND RESTATED 2007 DIRECTORS’ INCENTIVE PLAN.

PROPOSAL IV

PROPOSAL TO RATIFY APPOINTMENT OF

KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed the firm of KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2012. From December 31, 2003 through December 31, 2011, KPMG LLP has served as our independent registered public accounting firm.

We are not required to seek shareholder approval for the appointment of our independent registered public accounting firm; however, the Audit Committee and the full Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our shareholders.

Independent Registered Public Accounting Firm

Aggregate fees billed to us for professional services by KPMG LLP for the fiscal years ended December 31, 2011 and 2010 were as follows:

	2011	2010
Audit fees	$330,000	$335,000
All other fees	—	37,583

In the above table, in accordance with the definitions and rules of the SEC, “audit fees” are fees we paid KPMG LLP for professional services for the audit of our consolidated financial statements included in our Form 10-K, the review of financial statements included in our Form 10-Q’s and for services that are normally provided by auditors in connection with statutory and regulatory filings or engagements. “All other fees” in 2010 represent fees paid to KPMG LLP for services rendered in connection with our applications under the Therapeutic Discovery Project Credit.

All permitted non-audit services fees were approved by our Audit Committee Chairman.

Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

Audit Committee Report

The Board of Directors appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the Audit Committee. Each year, the Audit Committee reviews the charter and reports to the Board on its adequacy in light of applicable NASDAQ Global Select Market rules.

During the last year, and earlier this year in preparation for the filing with the SEC of our Annual Report on Form 10-K for the year ended December 31, 2011, or the 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm;

•	reviewed the overall scope and plans for the audit and the results of the independent registered public accounting firm’s examinations;

•

met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel;

•

discussed with the Company’s senior management, independent registered public accounting firm and appropriate Company financial personnel the process used for the Company’s chief executive officer and chief financial officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 10-K and other periodic filings with the SEC;

•

reviewed and discussed with the independent registered public accounting firm (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the written communication required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and the independence of the independent registered public accounting firm and (3) the matters required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, “Communication with Audit Committees”; and

•

based on these reviews and discussions, as well as private discussions with the independent registered public accounting firm and appropriate Company financial personnel, recommended to the Board of Directors the inclusion of the audited financial statements of the Company and its subsidiaries in the 10-K.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, the charter clarifies that it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for expressing an opinion on those financial statements and on the effectiveness of internal control over financial reporting. Audit Committee members are not necessarily accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on (i) management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the representations of the independent registered public accounting firm included in their report on the Company’s consolidated financial statements.

The Audit Committee met regularly with management and the independent registered public accounting firm, including private discussions with the independent registered public accounting firm, and received the communications described above. The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The Audit Committee maintains written procedures that require it to pre-approve the scope of all auditing services to be performed by the Company’s independent registered public accounting firm. The Audit Committee’s procedures prohibit the independent registered public accounting firm from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the Audit Committee or its Chair. Although applicable regulations waive these pre-approval requirements in certain limited circumstances, the Audit Committee reviews and pre-approves all non-audit services provided by KPMG LLP. The Audit Committee has determined that the provision of KPMG LLP’s non-audit services is compatible with maintaining KPMG LLP’s independence.

If you would like additional information on the responsibilities of the Audit Committee, please refer to its charter, a copy of which is posted on the Company’s website at www.cumberlandpharma.com and is available in print to any shareholder who requests it.

Submitted by the Audit Committee

Dr. Lawrence W. Greer	Mr. Thomas R. Lawrence	Mr. James R. Jones
(Chair)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of March 1, 2012 (except as otherwise indicated) by (1) each person who is known by us to beneficially own more than five percent of our common stock (based solely on our review of SEC filings); (2) each of our directors and nominees; (3) our Chief Executive Officer, Chief Financial Officer and each of our other three most highly compensated executive officers, or the named executive officers; and (4) all executive officers and directors as a group. Unless otherwise indicated, each of the persons below has sole vesting and investment power with respect to the shares beneficially owned by such person and the address of each beneficial owner listed on the table is c/o Cumberland Pharmaceuticals Inc., 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203. To the knowledge of the Company, no other person or entity holds more than 5% of the outstanding shares of common stock, except as set forth in the following table.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent Of Outstanding Common Stock
A.J. Kazimi(2)	5,518,345	26.8%
Thomas R. Lawrence(3)	203,576	1.0%
Robert G. Edwards(4)	449,226	2.2%
Lawrence W. Greer(5)	746,777	3.6%
James R. Jones(6)	3,700	*
Jonathan Griggs(7)	3,300	*
Joey Jacobs	50,000	*
Martin E. Cearnal(8)	139,572	*
Jean W. Marstiller(9)	502,578	2.4%
Gordon R. Bernard(10)	113,082	*
Leo Pavliv(11)	255,945	1.2%
David L. Lowrance(12)	4,000	*
Rick S. Greene	—	*
Directors and executive officers as a group (13 persons)	7,990,101	38.8%
Frontier Capital Management Co., LLC(13)	1,449,202	7.0%
JPMorgan Chase & Co.(14)	1,247,532	6.1%

*	Less than 1.0% of the outstanding common stock.
(1)	Under the regulations of the SEC, shares are deemed to be “beneficially owned” by a person if he or she directly or indirectly has or shares the power to vote or dispose of, or to direct the voting of or disposition of, such shares, whether he or she has any pecuniary interest in such shares, he or she has the power to acquire such power through the exercise of any option, warrant or right, which is presently exercisable or convertible or will be within 60 days of the measurement date.
(2)	Includes 77,500 shares that Mr. Kazimi has the right to acquire upon the exercise of outstanding stock options.
(3)	Includes 16,000 shares Mr. Lawrence has the right to acquire upon exercise of outstanding stock options.
(4)	Includes 35,908 shares Dr. Edwards has the right to acquire upon exercise of outstanding stock options.
(5)	Includes (i) 548,248 shares owned of record by S.C.O.U.T., a limited partnership with respect to which Dr. Greer is the President and majority shareholder of the general partner, (ii) 43,120 shares S.C.O.U.T. has the right to acquire upon exercise of outstanding stock options, (iii) 40,000 shares S.C.O.U.T. has the right to acquire immediately from us pursuant to a warrant, and (iv) 37,600 shares Dr. Greer has the right to acquire immediately upon exercise of outstanding stock options.
(6)	Includes 700 shares Mr. Jones has the right to acquire upon exercise of outstanding stock options.

(7)	Includes 3,300 shares Mr. Griggs has the right to acquire upon exercise of outstanding stock options.
(8)	Includes 39,000 shares Mr. Cearnal has the right to acquire upon exercise of outstanding stock options.
(9)	Includes 68,150 shares Ms. Marstiller has the right to acquire upon exercise of outstanding stock options.
(10)	Includes 4,750 shares Dr. Bernard has the right to acquire upon exercise of outstanding stock options.
(11)	Includes 234,500 shares Mr. Pavliv has the right to acquire upon exercise of outstanding stock options.
(12)	Includes 4,000 shares Mr. Lowrance has the right to acquire upon exercise of outstanding stock options.
(13)	All information in the table and in this notice with respect to Frontier Capital Management Co., LLC is based solely on the Schedule 13G/A filed by Frontier Capital Management Co., LLC with the SEC on February 14, 2012. Frontier Capital Management Co., LLC has sole power to vote 851,565 shares of common stock of the Company and sole dispositive power of 1,449,202 shares of common stock of the Company. The address for Frontier Capital Management Co., LLC is 99 Summer Street, Boston, Massachusetts 02110.
(14)	All information in the table and in this notice with respect to JPMorgan Chase & Co. is based solely on the Schedule 13G/A filed by JPMorgan Chase & Co. with the SEC on January 25, 2012. According to the 13G/A, JPMorgan Chase & Co. is the beneficial owner of 1,247,532 shares of the common stock outstanding of the Company on behalf of other persons known to have the rights to (i) receive dividends from such common stock or direct receipt of dividends from the common stock and (ii) receive proceeds from the sale of such common stock or direct the receipt of such proceeds. JPMorgan Chase & Co. has sole power to vote 1,155,699 shares of common stock of the Company and sole dispositive power of 1,243,489 shares of common stock of the Company. The address for JPMorgan Chase & Co. is 270 Park Avenue, New York, New York 10017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent (10%) of the shares of our common stock, or Reporting Persons, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us during 2011 and written representations from the Reporting Persons, these persons complied with applicable Section 16(a) filing requirements during the fiscal year ending December 31, 2011.

COMPENSATION DISCUSSION AND ANALYSIS

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual bonuses, grants under our long-term equity incentive compensation plan and broad-based benefits programs. We place significant emphasis on performance-based incentive compensation programs. This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices.

Our Board recognizes the fundamental interest our shareholders have in the compensation of our executive officers. At the 2011 Annual Meeting, our shareholders approved, on an advisory basis, the compensation of our named executive officers. Based upon the results of such advisory vote and our review of our compensation policies and decisions, we believe that these policies and decisions are consistent with our compensation philosophy and objectives discussed below and align the interests of our named executive officers with the long term goals of the Company.

Based on the advisory vote of our shareholders at the 2011 Annual Meeting, the Board determined that the Company will hold shareholder advisory votes on executive compensation once every three years. The next shareholder advisory vote on executive compensation is scheduled to occur at the Annual Meeting of Shareholders to be held in 2014. However, the Board will continue to review our executive compensation program in the future and will consider the views of our shareholders as well as other developments during such review.

Overall compensation objectives

Our Compensation Committee is responsible for establishing and administering the policies governing compensation for our executive officers. Our compensation programs are designed to achieve the following objectives:

•	attract and retain talented and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and shareholders by motivating executive officers to increase shareholder value and rewarding them when shareholder value increases;

•	provide a competitive compensation package in which total compensation is primarily determined by company and individual results along with the creation of shareholder value;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and

•	compensate our executives so they will manage our business to meet our long-range objectives.

When making decisions on setting compensation for our employees, the Compensation Committee considers the importance of the position to us, the individual’s past salary history and the contributions to be made by the executive officer to the Company.

We use the following principles to guide our decisions regarding executive compensation:

•	provide compensation packages targeted at market median levels;

•	require performance goals to be achieved that will increase value to our shareholders;

•	offer a comprehensive benefits package to all full-time employees; and

•	provide fair and equitable compensation consistent with experience and performance.

Our compensation programs

Overall, our compensation programs are designed to be consistent with the objectives and principles set forth above. The basic elements of our executive compensation at Cumberland are base salary, annual bonuses, long-term equity incentive plan awards, retirement savings opportunities and health and welfare benefits.

In making compensation determinations, our Compensation Committee considers published survey data to guide compensation decisions and then considers the performance of each named executive officer through a review of annual corporate and individual objectives. In 2011 and previous years, the Committee has used the Radford Global Life Sciences, or Radford, Survey of approximately 650 pharmaceutical and biotechnology companies to ensure that our compensation practices are competitive relative to our industry and our size based on number of employees. The survey provides benchmarking data for base salary, annual bonuses and long-term equity incentive awards, and we target the midpoint in the range of reported compensation for positions held by each named executive officer. The Committee then determines adjustments in each element of compensation paid to our named executive officers based on a review of annually established corporate and individual objectives. These annual objectives help identify achievements made by our executive officers. Increases or decreases in compensation in relation to the midpoint of the range identified in the Radford survey are based on our Compensation Committee’s review of each executive’s performance, as well as other factors including the Committee’s assessment of the executive officer’s past experience, knowledge, future potential and the scope of his or her responsibilities.

Corporate objectives against which our executive officers are evaluated include growth in shipments of our marketed products, progress in our product development activities, progress in expanding our product pipeline through development or acquisition activities, enhancement of our corporate infrastructure and improvement in overall progress in building the Company. Individual objectives for our executive officers involve more specific progress in areas of personal responsibility and vary by individual. The achievement of particular corporate and individual objectives does not determine compensation levels in a formulaic manner.

Base salary and annual bonuses

We review salary ranges and individual salaries for our executive officers on an annual basis. We establish the base salary for each executive officer based on consideration of median pay levels in the market and internal factors, such as the individual’s performance and experience, as well as pay of others on our executive team.

As discussed above, our Compensation Committee determines base salaries for each named executive officer after a review of published survey data, which provides us with a general understanding of the reasonableness and competitiveness of our compensation. We believe the base salaries paid to our executives during 2011 achieved our compensation objectives, compared favorably to market pay levels and was consistent with our target of providing base salaries at or near the market median.

The awards of discretionary annual bonuses are determined after consideration of our organizational and individual objectives, and are intended to recognize and reward our named executive officers with cash payments above base salary as determined by our success in a given year. Our Compensation Committee uses the Radford survey as a benchmarking guide for bonuses as a percentage of base salary, and then considers each executive’s individual performance to determine bonuses paid in a given year. In 2011, adjustments to our executive officers’ total compensation were made based on an analysis of current market pay levels in the aforementioned Radford survey. In addition to market pay levels, factors taken into account in determining 2011 bonuses included each executive’s contributions, performance, role and responsibilities and the relationship of the executive officer’s base pay to that of other executives.

Long-term equity incentive compensation

We award long-term equity incentive grants to executives as part of our total compensation package. These awards are consistent with our pay for performance principles and align the interests of the executives with the interests of our shareholders. The Compensation Committee reviews and approves the amount of each award to be granted to executive officers. The Compensation Committee’s goal is to provide awards that are competitive with the external market. Long-term equity incentive awards granted to executives are determined after consideration of data included in the Radford survey. The awards generally vest over a period of four years and are intended to focus our executives on achievement of our long-term strategic goals. Long-term equity incentive awards were made pursuant to our 1999 Stock Option Plan, or the 1999 Plan, until April 2007, and thereafter pursuant to our 2007 Long-Term Incentive Compensation Plan.

1999 Stock Option Plan

Our 1999 Plan provided for the grant of incentive stock options and nonqualified stock options. The 1999 Plan is administered by a committee designated by our Board of Directors. The committee, in its sole discretion, granted options under the 1999 Plan to certain persons rendering services to us, including employees, directors and consultants. Except as otherwise determined by the committee and stated in the applicable option agreement, the exercise price per share of each option granted under the 1999 Plan is the fair market value per share on the date of grant, as defined in the 1999 Plan, except for incentive stock options granted to our CEO, whose exercise price is 110% of fair market value at the time of issuance. In general, the fair market value per share was determined by our Board of Directors until the Company became a public entity. An option may generally be exercised until the tenth anniversary of the date that we granted the option, except for our CEO’s incentive stock option agreements which have five-year terms. Option holders who exercise their options may pay for their shares in cash, check or such other consideration as is deemed acceptable by us. All agreements have defined vesting schedules.

As of December 31, 2011, there were outstanding options to purchase a total of 728,866 shares of common stock pursuant to the 1999 Plan. The exercise price per share under such options ranges from $1.63 to $11.00.

2007 Long-Term Incentive Compensation Plan

The purposes of the 2007 Long-Term Incentive Compensation Plan, or the 2007 Plan, are:

•	to encourage our employees and consultants to acquire stock and other equity-based interests; and

•	to replace the 1999 Plan without impairing the vesting or exercise of any option granted thereunder.

The 2007 Plan authorizes the issuance of each of the following incentives:

•	incentive stock options (options that meet Internal Revenue Service requirements for special tax treatment);

•	nonqualified stock options (all stock options other than incentive stock options);

•	stock appreciation rights (right to receive any excess in fair market value of shares over a specified exercise price);

•	restricted stock (shares subject to vesting, transfer and forfeiture limitations); and

•	performance shares (contingent awards comprised of stock and/or cash and paid only if specified performance goals are met).

The Compensation Committee administers the 2007 Plan. The Compensation Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend, subject to certain limitations, the terms of any award, interpret and specify the rules and regulations relating to the 2007 Plan and make all other necessary determinations. Employees and consultants other than non-employee directors are eligible to participate. We may cancel unvested or unpaid incentives for terminated employees and consultants to the extent permitted by law. Upon the occurrence of a change of control event, as defined in the 2007 Plan, all outstanding options will automatically become exercisable in full, and restrictions and conditions for other issued incentives will generally be deemed terminated or satisfied. In addition, our Board of Directors may amend or terminate the 2007 Plan, subject to shareholder approval, to comply with tax or regulatory requirements.

Under the 2007 Plan, all executive officers were granted shares of restricted stock in 2011. These restricted shares will all vest on the fourth anniversary of their grant date. As of December 31, 2011, there were 140,220 shares of unvested restricted stock issued pursuant to the 2007 Plan, which have defined vesting schedules. There were also 24,030 shares of common stock outstanding as of December 31, 2011 that were issued pursuant to the 2007 Plan.

As of December 31, 2011, there were outstanding options to purchase a total of 403,602 shares of common stock pursuant to the 2007 Plan. The exercise price per share under these options ranges from $4.95 to $17.00.

Retirement savings opportunity

Effective January 1, 2006, we established a 401(k) plan covering all employees meeting certain minimum service and age requirements. The plan allows all qualifying employees to contribute the maximum tax-deferred contribution allowed by the Internal Revenue Code. The non-Highly Compensated Employees, or non-HCEs, do not have a minimum or maximum percentage limit that they can defer. The HCEs, however, are limited to what they can defer based on prior year’s testing. Hardship distributions are permitted under well defined circumstances. Beginning January 2008, our Board approved matching employee contributions. We intend to match a portion of the employee contributions on an annual basis.

Health and welfare benefits

All full-time employees, including our named executive officers, may participate in our health and welfare benefits programs, which consist of medical, dental and vision care coverage, disability insurance and life insurance.

Employment agreements, severance benefits and change in control provisions

In 2011, we entered into new, annual employment agreements with all of our employees. The employment agreements provide that individuals may be eligible for any bonus program which has been approved by our Board of Directors. Any such bonus is discretionary and will be subject to the terms of the bonus program, the terms of which may be modified from year-to-year in the sole discretion of our Board of Directors. During the period of employment under these agreements, each of our employees will be entitled to additional benefits, including eligibility to participate in any company-wide employee benefits programs approved by our Board of Directors as well as reimbursement for reasonable expenses.

Employment is at-will and may be terminated by us at any time, with or without notice and with or without cause. Similarly, each employee may terminate his or her employment with us at any time, with or without notice. Our employment agreements do not provide for any severance payments in the event employment is terminated for cause nor any severance benefits in the event employment is terminated as a result of death or permanent disability. The employment agreements include noncompetition, nonsolicitation and nondisclosure covenants on the part of employees. These agreements also require that, during the term of employment with us and for one year after an individual ceases to be employed by us, each employee may not compete with our business in any manner, unless he or she discloses all facts to our Board of Directors and receives a release allowing him or her to engage in a specific activity. Pursuant to the employment agreements, our employees also agree that for a period of one year after the individual ceases to be employed by us, he or she will not solicit business related to the development or sales of pharmaceutical products from any entity, organization or person which is contracted with us, which has been doing business with us, or which the employee knew we were going to solicit business from at the time he or she ceased to be employed. The agreements also prohibit a terminated employee from soliciting other of our employees. The employment agreements impose obligations regarding confidential information and state that any discoveries or improvements conceived, developed or otherwise made by the employees, or with others, are deemed our sole property. The employment agreements do not contain any termination or change in control provisions.

Pension Benefits

We do not have any plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.

Compensation for Executive Officers

Our Compensation Committee meets outside the presence of all of our executive officers to consider appropriate compensation for our CEO. For all other executives, the Committee meets outside the presence of all executive officers except our CEO.

Our CEO annually reviews each other executive’s performance with the Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, annual bonuses and grants of long-term equity incentive awards. These recommendations, as with other employees, are based on data obtained from the Radford survey. Based in part on these recommendations from our CEO, the Compensation Committee approves the annual compensation package of our executives other than our CEO. The Compensation Committee also annually analyzes the CEO’s performance and determines his base salary, annual bonuses and grants of long-term equity incentive awards based on its assessment of his performance.

2011 Executive Compensation

Our Compensation Committee believes that our executive officers made significant, favorable progress in meeting corporate and individual objectives in 2011 and that the progress justified the resulting increases in base salary, annual bonuses and equity awards. In 2011, growth in the Company’s revenues continued and profitability was maintained in spite of a significant investment in sales and marketing to support Caldolor and the Company’s other products. We ended 2011 in a strong financial position, positive cash flow from operations, significant cash reserves as well as a significant reduction in our debt. Management identified and submitted two supplemental New Drug Applications for Acetadote® and with the approval of that product’s new formulation successfully executed on its strategy to support that brand. We also strengthened our corporate infrastructure in 2011 by converting our field sales force of representatives and managers from their prior contract status to Cumberland employees and added new sales training and medical science liaison departments to the organization. We completed the expansion of our headquarter office facilitates which included an upgrade in our communications systems. The factors considered by our Compensation Committee in assessing performance of executive officers in 2011 are set forth below:

•

A.J. Kazimi. Mr. Kazimi has overseen significant growth in our company and has provided leadership in a challenging economic and financial markets environment. He has led the Company’s significant corporate initiatives including our initial public offering with our listing on the Nasdaq Global Select Market. He has continued to position us for future growth through the development activities to support our product line as well as the expansion in our infrastructure at all levels adding key personnel and partners. He also led our subsidiary Cumberland Emerging Technologies, or CET, and the efforts to acquire the ifetroban program resulting to the addition of Hepatoren to our product portfolio. Mr. Kazimi served as our principal financial officer for the period from April 2011 to October 2011.

•

Jean W. Marstiller. Ms. Marstiller has assumed additional administrative responsibility as the number of our employees has increased. She continues to play a key role in recruiting talented individuals to our management team, and in 2011 led the Company’s efforts to transition Acetadote® to the next generation product. She also oversaw the activities of our new sales training department, and managed our headquarter facilities and expanded communications systems in 2011.

•

Martin E. Cearnal. Mr. Cearnal was instrumental in the progress of our marketed products in 2011 including the stocking of Caldolor® in a growing number of U.S. medical facilities and the transition to a “pull through” strategy and expanded use of the product in those institutions. He continued to direct strategy for the marketing campaigns and activities to support all our products and oversaw the introduction of the new Acetadote formulation in the U.S. market. He is also continued as a key member of the Company’s business development team, and helped present Cumberland at key investor meetings and conferences.

•

Leo Pavliv. Mr. Pavliv developed the next generation Acetadote® product and was instrumental in obtaining its approval by the FDA. He also provided leadership for the clinical development activities of our company, and led the development and manufacture of Hepatoren. He continues to be responsible for the performance and expansion of our manufacturing partners and their capacity to supply high-quality products. He also managed our new medical science liaison capability to support the Company’s brands in 2011.

•

Rick S. Greene. Mr. Greene assumed responsibility for our accounting and financial operations in October 2011 after serving in an interim role as a financial consultant from April 2011 to October 2011, and was responsible for the financial reports generated by the Company during the remainder of 2011. He helped lead the negotiations to improve and expand our credit facilities in 2011 and oversaw the further development of our financial reporting infrastructure and systems. Under his leadership, Cumberland ended the year in a strong financial position with significant assets and cash reserves.

•	David L. Lowrance. Mr. Lowrance, our former Vice President and Chief Financial Officer, was responsible for the Company’s accounting and financial operations until April 2011.

Director compensation

Annual compensation for each of our non-executive directors for service on the Board of Directors for 2011 was $50,000 plus 1,000 shares of restricted stock issued pursuant to the 2007 Directors’ Plan. Directors who had the responsibility for chairing key committees received additional annual compensation of $35,000. The annual compensation for non-executive directors for 2012 will be $50,000 plus 1,000 shares of restricted stock issued pursuant to the 2007 Directors’ Plan. Directors who have additional responsibility will receive additional compensation of $35,000 in 2012. All such director fees are paid in a combination of cash and/or equity, as we and each director shall agree. Cash fees will be accrued and paid on either a monthly or quarterly basis. Directors will not receive separate compensation for attendance at board meetings, board committee meetings or other company board-related activities. Outside directors will be reimbursed for all reasonable and necessary business expenses incurred in the performance of their board responsibilities.

The purposes of the 2007 Directors’ Plan are:

•	to strengthen our ability to attract, motivate, and retain qualified independent directors; and

•	to replace the 1999 Plan without impairing the vesting or exercise of any option granted to any director thereunder.

The 2007 Directors’ Plan authorizes the issuance to non-employee directors of each of the following types of awards:

•	nonqualified options;

•	restricted stock grants (shares subject to various restrictions and conditions as determined by our compensation committee); and

•	stock grants (awards of shares of our common stock with full and unrestricted ownership rights).

The Compensation Committee of our Board of Directors administers the 2007 Directors’ Plan. In the event of a change in control of our company (as defined in the 2007 Directors’ Plan), all outstanding options would automatically become exercisable in full, and restrictions and conditions for other issued awards shall generally be deemed terminated or satisfied. Our Board of Directors may amend or terminate the 2007 Directors’ Plan, subject to shareholder approval if necessary, to comply with tax or regulatory requirements.

As of December 31, 2011, there were outstanding options to purchase a total of 5,100 shares of common stock pursuant to the 2007 Directors’ Plan. The exercise price per share under these options ranges from $6.69 to $11.29.

As of December 31, 2011 there were also 7,000 shares of unvested restricted stock issued pursuant to the 2007 Directors’ Plan which have defined vesting schedules.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table sets forth the compensation for services in all capacities to our company for our fiscal years ended December 31, 2011, 2010 and 2009 for the named executive officers.

Name and Principal Position				Stock Awards(1)	Option Awards(2)	All Other Compensation	Total
	Year	Salary	Bonus
A.J. Kazimi	2011	$410,000	$150,000	$132,000	$—	$2,450	$694,450
Chief Executive	2010	398,000	175,000	—	193,000	2,450	768,450
Officer	2009	366,000	175,000	—	141,444	2,300	684,744

Jean W. Marstiller	2011	$225,000	$55,000	$15,840	$—	$2,168	$298,008
Senior V.P. and	2010	216,750	60,000	—	33,680	2,045	312,475
Corporate Secretary	2009	204,500	70,000	—	59,130	1,870	335,500

Martin E. Cearnal	2011	$166,000	$55,000	$15,840	$—	$—	$236,840
Senior V.P. and Chief	2010	160,000	45,000	—	42,100	—	247,100
Commercial Officer	2009	126,500	55,000	—	—	—	181,500

Leo Pavliv	2011	$293,000	$55,000	$26,400	$—	$2,450	$376,850
Senior V.P. and Chief	2010	282,000	60,000	—	50,520	2,450	394,970
Development Officer	2009	266,000	65,000	—	65,700	2,300	399,000

Rick S. Greene(3)	2011	$45,467	$—	$174,000	$—	$—	$219,467
V.P. and Chief	2010	—	—	—	—	—	—
Financial Officer	2009	—	—	—	—	—	—

David L. Lowrance	2011	$70,000	$60,000	$15,840	$—	$800	$146,640
Former V.P. and Chief	2010	200,000	55,000	—	29,470	746	285,216
Financial Officer	2009	186,400	65,000	—	52,560	690	304,650

(1)	The grant date fair value of restricted stock awards equals $5.28, the closing price of our common stock on the date of grant.
(2)	The grant date fair value of option awards was calculated using the Black-Scholes methodology and the assumptions outlined in the footnotes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(3)	Mr. Greene was appointed Vice President and Chief Financial Officer effective October 18, 2011.

Executive Officers of the Company

Set forth below is information regarding our executive officers including their ages, positions with our company and principal occupations and employers for at least the last five years. For information concerning executive officers’ ownership of our common stock, see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

A.J. Kazimi, Chief Executive Officer. Mr. Kazimi, 53, founded our company in 1999 and has served as our Chief Executive Officer and Chairman of our Board of Directors since inception. His career includes more than 20 years in the biopharmaceutical industry. Prior to joining our company, he spent eleven years from 1987 to 1998 helping to build Therapeutic Antibodies Inc., a biopharmaceutical company, where as President and Chief Operating Officer, he made key contributions to the company’s growth from its start-up phase through its initial public offering and product launches. Mr. Kazimi oversaw operations in three countries and was personally involved with the company’s product development strategies, licensing and distribution agreements, and the raising of more than $100 million through equity and debt financings. From 1984 to 1987, Mr. Kazimi worked at Brown-Forman Corporation, rising through a series of management positions and helping to launch several new products. Mr. Kazimi currently serves on the board of directors for the Nashville Health Care Council and previously was a director at Aegis Toxicology Sciences Corporation, a federally certified forensic toxicology laboratory. He also serves as Chairman and Chief Executive Officer of Cumberland Emerging Technologies, Inc., or CET. He holds a B.S. from the University of Notre Dame and an M.B.A. from the Vanderbilt Owen Graduate School of Management.

Jean W. Marstiller, Senior Vice President and Corporate Secretary. Ms. Marstiller, 62, joined our company in 1999. She oversees our administrative operations, human resources, site services and information systems, and became our Corporate Secretary in 2007. She has 19 years biopharmaceutical industry experience and was formerly Director of Administrative Operations at Therapeutic Antibodies Inc., where she worked from 1989 until 1998. In that capacity, she oversaw administrative services, information systems, and human resources. Ms. Marstiller was employed by Brown-Forman Corporation from 1982 until 1987, where she held management level positions in the areas of finance and operations. She holds a B.E. from Vanderbilt University and attended the Vanderbilt Owen Graduate School of Management.

Martin E. Cearnal, Senior Vice President and Chief Commercial Officer. Mr. Cearnal, 67, has served as a member of our Board of Directors since 2004. In 2008, he joined our management team to head commercial development for Cumberland. He is the former President and Chief Executive Officer of Physicians World, which became the largest provider of continuing medical education during his tenure from 1985 to 2000. Physicians World was acquired by Thomson Healthcare in 2000, and Mr. Cearnal served as President of Thomson Physicians World from 2000 to 2003 and Executive Vice President-Chief Strategy Officer for Thomson Medical Education from 2003 through 2005. He then became Executive Vice President-Chief Strategy Officer for Jobson Medical Information. Mr. Cearnal has more than 40 years of experience in the healthcare industry and has been involved with the launches of such noteworthy pharmaceutical products as Lipitor®, Actos®, Intron-A®, Straterra®, Botox® and Humira®. He spent 17 years at Revlon Healthcare in a variety of domestic and international pharmaceutical marketing roles culminating in his position as Vice President, Marketing for International Operations. He serves the industry through several organizations, including the Coalition for Healthcare Communication and the National Task Force on CME Provider/Industry Collaboration. He has a B.S. degree from Southeast Missouri State University.

Leo Pavliv, R. Ph., Senior Vice President, Operations and Chief Development Officer. Mr. Pavliv, 51, has served as our Vice President, Operations since 2003 was named Senior Vice President in 2009 and Chief Development Officer in 2012. He is responsible for Cumberland’s overall drug development, including manufacturing and quality operations, and has 25 years of experience developing pharmaceutical and biological products. From 1997 to 2003, he worked at Cato Research, a contract research organization, most recently as Vice President of Pharmaceutical Development where he oversaw development of a wide variety of products throughout the development cycle. Prior to 1997, he held various scientific and management positions at both large pharmaceutical and smaller biopharmaceutical firms including Parke-Davis from 1984 to 1986, Agouron Pharmaceuticals from 1992 to 1997, ProCyte from 1989 to 1992, and Interferon Sciences from 1986 to 1989. He is a registered pharmacist (R.Ph.) and is regulatory affairs certified. Mr. Pavliv holds a B.S., Pharmacy, and an M.B.A. from Rutgers University.

Rick S. Greene, Vice President and Chief Financial Officer. Mr. Greene, 47, was named Chief Financial Officer effective October 18, 2011. He had previously been serving as the interim Vice President of Finance and Accounting since April 2011. He has more than 20 years of experience in financial management and reporting. From 2007 to 2011, Mr. Greene worked with Crowe Horwath’s Tennessee healthcare practice, where as Market Leader, he developed and led a financial advisory team serving private equity firms, technology, pharmaceutical and other healthcare companies. From 2005 to 2007, Mr. Greene served as Director of Financial Services for LBMC’s Healthcare Group. He previously served from 2002 to 2005 as Chief Financial Officer at Surgical

Alliance Corporation, a specialty hospital company, and Director of Financial Operations at Phycor, Inc., a publicly held physician management company. Mr. Greene also spent 14 years with national accounting firm Ernst & Young where he served in various roles of increasing responsibility. He holds a B.S. degree from Carson-Newman College.

James L. Herman, Vice President, National Accounts and Chief Compliance Officer. Mr. Herman, 56, handles all national accounts sales, including wholesalers and retail chain buying offices, managed care home offices and federal government accounts. He is also charged with overseeing our corporate compliance efforts. He has been with us since 2003 and has 19 years of pharmaceutical industry experience. From 1998 to 2003, he was with Solvay Pharmaceuticals and served as Director of Managed Care and as Director of Trade Affairs and Customer Service. From 1990 to 1998, Mr. Herman was with Schwarz Pharma, where he held national sales leadership positions in National Accounts and Managed Care. He holds a B.S. from Indiana University and an M.B.A. from Cardinal Stritch University.

David L. Lowrance, Former Vice President and Chief Financial Officer. Mr. Lowrance, 44, was responsible for overseeing all our accounting and financial activities, including financial reporting and planning. Mr. Lowrance resigned from his capacity both as Vice President and Chief Financial Officer of the Company effective April 4, 2011.

The following table sets forth information regarding grants of plan-based awards we granted to our named executive officers during the fiscal year ended December 31, 2011:

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards
A. J. Kazimi	3/24/2011	25,000	$—	$132,000
Jean W. Marstiller	3/24/2011	3,000	—	15,840
Martin E. Cearnal	3/24/2011	3,000	—	15,840
Leo Pavliv	3/24/2011	5,000	—	26,400
Rick S. Greene	11/21/2011	30,000	—	174,000
David L. Lowrance	3/24/2011	3,000	—	15,840

(1)	During 2001, restricted stock award were issued with no exercise price.

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “COMPENSATION DISCUSSION AND ANALYSIS.” A summary of certain material terms of our compensation plans and arrangements is set forth above under “COMPENSATION DISCUSSION AND ANALYSIS — Base Salary and Annual Bonuses” and “COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Equity Incentive Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unvested stock and unexercised option awards held by our named executive officers as of December 31, 2011:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
A.J. Kazimi(1)	30,000	—	$14.30	7/31/2013
	22,500	7,500	14.30	2/16/2014
	25,000	25,000	12.42	3/26/2015
					25,000	$134,500

Jean W. Marstiller(2)	400	—	3.50	1/31/2013
	10,000	—	6.00	4/1/2014
	15,000	—	6.00	1/15/2015
	11,000	—	9.00	6/30/2016
	12,000	—	11.00	2/2/2017
	9,000	—	13.00	7/31/2018
	6,750	2,250	13.00	2/16/2019
	4,000	4,000	11.29	3/26/2015
					3,000	16,140

Martin E. Cearnal(3)	4,000	—	3.50	1/31/2013
	4,000	—	6.00	4/25/2014
	8,000	—	6.00	6/4/2014
	18,000	—	13.00	7/22/2018
	5,000	5,000	11.29	3/26/2015
					3,000	16,140

Leo Pavliv(4)	160,000	—	3.50	4/14/2013
	40,000	—	6.00	1/15/2015
	12,000	—	11.00	2/2/2017
	9,000	—	13.00	7/22/2018
	7,500	2,500	13.00	2/16/2019
	6,000	6,000	11.29	3/26/2015
					5,000	26,900

Rick S. Greene(5)					30,000	161,400

David L. Lowrance(6)	4,000	—	6.00	4/1/2014

(1)	A.J. Kazimi:

•	30,000 options granted on July 31, 2008; 25% vested each December 31, 2008, 2009, 2010 and 2011.

•	30,000 options granted February 16, 2009; 25% vested each December 31, 2009, 2010, and 2011; remainder vests on December 31, 2012.

•	50,000 options granted March 26, 2010; 25% vested each December 31, 2010 and 2011; remainder vests equally 25% on December 31 2012 and 2013.

•	25,000 shares of restricted stock granted on March 24, 2011; 100% vested on March 24, 2015.

(2)	Jean W. Marstiller:

•	400 options granted on January 31, 2003; vested immediately.

•	10,000 options granted on April 1, 2004; vested immediately.

•	15,000 options granted on January 15, 2005; 3,000 vested immediately; 3,000 vested each December 31, 2005, 2006, 2007 and 2008.

•	11,000 options granted on June 30, 2006; 2,750 vested each December 31, 2006, 2007, 2008 and 2009.

•	12,000 options granted on February 2, 2007; 3,000 vested each December 31, 2007, 2008 and 2009; remainder vests December 31, 2010.

•	9,000 options granted on July 31, 2008; 25% vested each December 31, 2008, 2009, 2010 and 2011.

•	9,000 options granted on February 16, 2009; 25% vested on each December 31, 2009, 2010 and 2011; remainder vests on December 31, 2012.

•	8,000 options granted March 26, 2010; 25% vested each December 31, 2010 and 2011; remainder vests equally 25% on December 31, 2012 and 2013.

•	3,000 shares of restricted stock granted on March 24, 2011; 100% vested on March 24, 2015.

(3)	Martin E. Cearnal:

•	4,000 options granted on January 31, 2003; vested immediately.

•	4,000 options granted on April 25, 2004; vested immediately.

•	8,000 options granted on June 4, 2004; 4,000 vested each May 1, 2005 and 2006.

•	18,000 options granted on July 22, 2008; 3,000 vested on December 31, 2008; 5,000 vested on each December 31, 2009, 2010 and 2011.

•	10,000 options granted March 26, 2010; 25% vested each December 31, 2010 and 2011; remainder vests equally on December 31, 2012 and 2013.

•	3,000 shares of restricted stock granted on March 24, 2011; 100% vested on March 24, 2015.

(4)	Leo Pavliv:

•	160,000 options granted on April 14, 2003; 25% vested each December 31, 2003, 2004, 2005 and 2006.

•	40,000 options granted on January 15, 2005; all options vested on December 31, 2009.

•	12,000 options granted on February 2, 2007; 25% vested each December 31, 2007, 2008, 2009 and 2010.

•	9,000 options granted on July 22, 2008; 25% vested on each December 31, 2008, 2009, 2010 and 2011.

•	10,000 options granted on February 16, 2009; 25% vested on each December 31, 2009, 2010 and 2011; remainder vests on December 31, 2012.

•	12,000 options granted March 26, 2010; 25% vested each December 31, 2010 and 2011; remainder vests equally on December 31, 2012 and 2013.

•	5,000 shares of restricted stock granted on March 24, 2011; 100% vested on March 24, 2015.

(5)	Rick S. Greene:

•	30,000 shares of restricted stock granted on November 21, 2011; 100% vested on March 24, 2015.

(6)	David L. Lowrance:

•	4,000 options granted on April 1, 2004; vested immediately.

Option Exercises and Stock Vested

The following table sets forth information regarding the exercise of stock option awards held by our named executive officers during the fiscal year ended December 31, 2011:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise
Jean W. Marstiller	9,230	$38,535
Leo Pavliv	3,000	13,185
David L. Lowrance	115,000	158,850

Director Compensation Table

The following table sets forth information regarding the aggregate compensation we paid to the members of our Board of Directors during the fiscal year ended December 31, 2011:

Name	Fees Earned or Paid in Cash	Stock Awards ($)		Option Awards ($)		Total
Thomas R. Lawrence	$85,000	$5,280	(1)	$—	(1)	$90,280
Dr. Robert G. Edwards	85,000	5,280	(2)	—	(2)	90,280
Dr. Lawrence W. Greer	85,000	5,280	(3)	—	(3)	90,280
Dr. Gordon Bernard	85,000	5,280	(4)	—	(4)	90,280
Jonathan Griggs	50,000	5,280	(5)	—	(5)	55,280
James R. Jones	50,000	5,280	(6)	—	(6)	55,280
Joey Jacobs	50,000	5,280	(7)	—	(7)	55,280

(1)	On March 24, 2011, restricted shares were awarded with a grant-date fair value of $5.28 per share. As of December 31, 2011, Mr. Lawrence had 1,000 shares of restricted stock and 16,000 stock options outstanding.
(2)	On March 24, 2011, restricted shares were awarded with a grant-date fair value of $5.28 per share. As of December 31, 2011, Dr. Edwards had 1,000 shares of restricted stock and 22,560 stock options outstanding.
(3)	On March 24, 2011, restricted shares were awarded with a grant-date fair value of $5.28 per share. As of December 31, 2011, Dr. Greer had 1,000 shares of restricted stock and 37,600 stock options outstanding.
(4)	On March 24, 2011, restricted shares were awarded with a grant-date fair value of $5.28 per share. As of December 31, 2011, Dr. Bernard had 1,000 shares of restricted stock and 4,750 stock options outstanding.
(5)	On March 24, 2011, restricted shares were awarded with a grant-date fair value of $5.28 per share. As of December 31, 2011, Mr. Griggs had 1,000 shares of restricted stock and 3,300 stock options outstanding.
(6)	On March 24, 2011, restricted shares were awarded with a grant-date fair value of $5.28 per share. As of December 31, 2011, Mr. Jones had 1,000 shares of restricted stock and 700 stock options outstanding.
(7)	On March 24, 2011, restricted shares were awarded with a grant-date fair value of $5.28 per share. As of December 31, 2011, Mr. Jacobs had 1,000 shares of restricted stock outstanding.

CORPORATE GOVERNANCE

Meetings of the Board of Directors and Committees

Board of Directors

The property, affairs and business of our company are under the general management of our Board of Directors as provided by the laws of the State of Tennessee and our Bylaws. We have standing Audit, Compensation and Nominating Committees of the Board of Directors. The separately designated standing Audit Committee has been operating in accordance with section 3(a)(58)(A) of The Securities Exchange Act of 1934, as amended, or the Exchange Act. The Board of Directors held three meetings during fiscal 2011. Each director attended 100% of the aggregate of the total meetings of the Board and the total number of meetings held by all committees of the Board on which such director served during fiscal 2011. The Company currently has no formal policy with respect to the attendance of members of the Board of Directors at annual meetings. Eight of our nine directors attended our 2011 Annual Meeting.

Director Independence

The Board of Directors affirmatively determines the independence of each director in accordance with the NASDAQ Global Select Market rules and listing standards. The Board has determined that Messrs. Lawrence, Greer, Jones, Griggs, Jacobs and Edwards each qualify as independent non-employee directors with no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Company Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by the Company’s shareholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of Cumberland and its shareholders. Leadership is important to facilitate the Board acting effectively as a working group so that the Company and its performance may benefit. The role of the Chairman includes providing continuous feedback on the direction, performance and strategy of the Company, serving as Chair of regular and executive sessions of the Board, setting the Board’s agenda with the Company, and leading the Board in anticipating and responding to crises. The Board believes that the advisability of having a separate or combined chairman and chief executive officer is dependent upon the strengths of the individuals that hold these positions and the most effective means of leveraging these strengths. At this time, given the composition of the Company’s Board, the effective leadership of Mr. Kazimi as both Chairman of the Board and Chief Executive Officer, and the current challenges faced by the Company, the Board believes that combining the chief executive officer and Board chairman positions provides the Company with the right foundation to pursue the Company’s strategic and operational objectives, while maintaining effective oversight and objective evaluation of the performance of the Company.

Board Oversight of Risk

Pursuant to its charter, and in compliance with applicable NASDAQ Global Select Market listed company rules, the Audit Committee is responsible for discussing the Company’s policies with respect to overall risk assessment and risk management. To accomplish this, the Audit Committee reviews risks that may be material to the Company, as well as major legislative and regulatory developments which could materially impact the Company’s risks. In addition, the Board of Directors has delegated to the Compensation Committee the responsibility of assessing the risks associated with the Company’s compensation practices and policies for employees, including a consideration of the counterbalance of risk-taking incentives and risk-mitigating factors in Company practices and policies. Finally, the full Board reviews risks that may be material to the Company, including those detailed in the Audit Committee’s reports and as disclosed in the Company’s quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful board-level attention to the Company’s risk management process and system, the nature of the material risks faced by the Company, and the adequacy of the Company’s risk management process and system designed to respond to and mitigate these risks.

Audit Committee

The Board of Directors has instructed the Audit Committee to meet periodically with our management and independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss our financial statements, recommend to our Board the independent registered public accounting firm to be retained, and receive and consider the auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee’s functions are further described under the heading “Audit Committee Report.” A copy of the written charter adopted by the Board of Directors for the Audit Committee and as currently in effect is included on our website, www.cumberlandpharma.com.

The Audit Committee is comprised of Dr. Lawrence W. Greer, Chairman, Mr. Thomas R. Lawrence and Mr. James Jones. Although Dr. Greer has served as the Chairman of our Audit Committee for a number of years, he has chosen to not stand for re-election at the 2012 Annual Meeting of Shareholders. Dr. Greer will remain the Chairman of the Audit Committee until that time. The Board of Directors will appoint Mr. James Jones as Chairman of the Audit Committee effective immediately following the conclusion of the 2012 Annual Meeting of Shareholders. Furthermore, the Board of Directors will appoint Dr. Greer’s replacement on the Audit Committee at its Board meeting immediately following the 2012 Annual Meeting of Shareholders. The members of the Audit Committee are “independent,” as such term is defined in the listing standards for companies listed on the NASDAQ Global Select Market. The members also satisfy the Securities and Exchange Commission’s additional independence requirements for members of audit committees. The Board has determined that James Jones is an “audit committee financial expert” as defined under Item 401(e)(2) of Regulation S-K of the Securities Act of 1933. The Audit Committee met five times during fiscal year 2011.

Compensation Committee

The Compensation Committee is authorized to review annual salaries and bonuses of our executive officers and has the authority to determine the recipients of options and stock awards, the time or times at which options and stock awards shall be granted, the exercise price of each option and the number of shares to be issuable upon the exercise of each option under our stock plans. In addition, the Compensation Committee recommends to the full Board the compensation of our Chief Executive Officer. In fulfilling its responsibilities, the Compensation Committee has the authority to engage independent compensation consultants or legal advisers when determined by the Committee to be necessary or appropriate. The members of the Compensation Committee consist of Mr. Thomas R. Lawrence, Chairman, Dr. Robert G. Edwards and Jonathan Griggs. A copy of the written charter adopted by the Board of Directors for the Compensation Committee and as currently in effect is included on our website, www.cumberlandpharma.com. All three members of the Compensation Committee are “independent,” as such term is defined in the listing standards for companies listed on the NASDAQ Global Select Market. The Compensation Committee met three times during fiscal year 2011.

The Compensation Committee reviews the risks and rewards associated with the Company’s compensation programs. The Compensation Committee designs compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our programs encourage and reward prudent business judgment and appropriate risk-taking over the long term.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth above. The Compensation Committee is comprised entirely of independent directors. In addition, none of the Company’s executive officers serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on the Compensation Committee’s review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Mr. Thomas R. Lawrence	Dr. Robert G. Edwards	Jonathan Griggs
(Chair)

Nomination of Directors

The Nominating Committee, the members of which are currently Dr. Robert G. Edwards, Chairman, Jonathan Griggs and Joey Jacobs, are responsible for identifying, screening and recommending qualified candidates to serve on our Board of Directors. The Nominating Committee is directed, among other things, to: develop and recommend to the Board specific guidelines and criteria for selecting nominees to the Board; formulate a process to identify and evaluate candidates to be recommended; review periodically compensation programs for non-employee directors and make recommendations for changes when appropriate; and evaluate the performance of incumbent members of the Board to determine whether to recommend such persons for re-election. All three members of the Nominating Committee are “independent” as defined in the listing standards for companies listed on the NASDAQ Global Select Market. The Nominating Committee met two times during fiscal year 2011.

It is our policy that the Nominating Committee consider recommendations for the nomination of directors submitted by our significant, long-term shareholders (generally, shareholders that have beneficially owned more than 5% of our outstanding shares for at least two years). The Nominating Committee will give consideration to such recommendations that have been submitted in accordance with procedural requirements adopted by the Nominating Committee. All such shareholder nominating recommendations must be in writing, addressed to the Nominating Committee, care of the Corporate Secretary at Cumberland Pharmaceuticals Inc., 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. Shareholders wishing to recommend nominees for election as directors at an annual meeting should submit such recommendation, together with any relevant information that they wish the Nominating Committee to consider, to the Corporate Secretary no later than 120 days prior to the date of the notice of annual meeting released to shareholders in connection with the prior year’s annual meeting.

The Committee has determined that, at the minimum, nominees for directorship should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company endeavors to have a board representing diverse experience in areas that are relevant to the Company’s business activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the Board for an extended period of time.

Prior to nominating a candidate for election to the Board, the Committee will review the qualifications of each candidate. Final candidates may be interviewed by the Company’s Chairman of the Board and one or more other Board members. The Committee will then make a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information.

In determining whether to nominate an incumbent director for reelection, the Committee will evaluate each incumbent’s continued service, in light of the Board’s collective requirements, at the time such Director comes up for reelection.

In determining whether to include a shareholder nominee in the Board’s slate of nominees, the Committee will consider all information relevant in their business judgment to the decision of whether to nominate the particular candidate for a Board seat, taking into account the current composition of the Company’s Board.

In addition to the foregoing, shareholders may nominate directors for election without consideration by the Nominating Committee so long as we are provided with proper notice of such nomination, which notice includes all the information required pursuant to Regulation 14A under the Exchange Act including the consent to serve as a director.

The Nominating Committee approved Messrs. James R. Jones and Thomas R. Lawrence for inclusion on the Company’s proxy card for election to the Board of Directors at the 2012 Annual Meeting based on the aforementioned review process. A copy of the written charter adopted by the Board of Directors for the Nominating Committee and as currently in effect is included on our website, www.cumberlandpharma.com.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including the principal executive officer, principal financial officer and principal accounting officer. It covers all areas of professional conduct, but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to Cumberland’s business. You can access the latest copy of our Code of Business Conduct and Ethics on our website, www.cumberlandpharma.com. Or, to obtain a copy of Cumberland’s Code of Business Conduct and Ethics, without charge, any person may submit a written request to Cumberland Pharmaceuticals Inc., 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203 Attention: Corporate Secretary

Transactions with Related Person

Currently, no related person, to our knowledge, is a party to any material transactions with the Company other than the compensation discussed in the section labeled “EXECUTIVE COMPENSATION AND RELATED INFORMATION.”

Legal Proceedings

Currently, no director or executive officer, to our knowledge, is a party to any material legal proceeding adverse to the interests of the Company. Additionally, no director or executive officer has a material interest in a material proceeding adverse to the Company.

Shareholder Communications with the Board

Any shareholder can communicate with all directors or with specified directors by sending correspondence to our Corporate Secretary at 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203. All such letters will be forwarded to the entire Board or to the Director(s) specified by the shareholder.

SHAREHOLDER PROPOSALS

At the Annual Meeting each year, the Board of Directors submits to shareholders its nominees for election as directors. The Board of Directors may also submit other matters to the shareholders for action at the Annual Meeting. Any proposal which a shareholder intends to present in accordance with Rule 14a-8 of the Exchange Act at our next annual meeting of shareholders to be held in 2013 must be received by Cumberland Pharmaceuticals Inc., not less than one hundred twenty (120) days prior to March 9, 2013. Only proposals conforming to the requirements of Rule 14a-8 of the Exchange Act that are timely received by the Company will be included in the Proxy Statement and Proxy in 2013. Any such proposal should be directed to our Corporate Secretary at our principal executive offices located at 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203.

OTHER MATTERS

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report

A copy of the Company’s Annual Report on Form 10-K without exhibits, for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission accompanies this Proxy Statement. Copies of the Form 10-K exhibits are available without charge. Shareholders who would like such copies should direct their requests in writing to: Cumberland Pharmaceuticals Inc., 2525 West End Avenue, Suite 950, Nashville, Tennessee 37203, Attention: Corporate Secretary.

By Order of the Board of Directors,

A.J. Kazimi
Chairman and Chief Executive Officer

Nashville, Tennessee

March 9, 2012

Appendix A

AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE

COMPENSATION PLAN

CONFIDENTIAL

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CUMBERLAND PHARMACEUTICALS INC.

AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE

COMPENSATION PLAN

1.	Definitions	3
2.	Incentives	5
3.	Administration	5
4.	Eligibility/Forfeiture in the Event of Termination for Cause	7
5.	Qualified Performance-Based Incentives	7
6.	Shares Available for Incentives and Limits on Incentives	8
7.	Effect of Employment Termination on Options and SARs	9
8.	Options	10
9.	Stock Appreciation Rights (“SARs”)	11
10.	Restricted Stock and Restricted Stock Units	12
11.	Acquisition and Change of Control Events	13
12.	Discontinuance or Amendment of the Plan	15
13.	Nontransferability	15
14.	No Right of Employment	16
15.	Taxes	16
16.	Governing Law	16
17.	Additional Requirements	16
18.	“Lockup” Agreement	16
19.	Limitation of Liability	16
20.	Unfunded Status of Incentives	17
21.	Nonexclusivity of the Plan	17
22.	Successors and Assigns	17
23.	No Fractional Shares	17
24.	Severability	17
25.	Miscellaneous	17

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CUMBERLAND PHARMACEUTICALS INC.

AMENDED AND RESTATED

2007 LONG-TERM INCENTIVE COMPENSATION PLAN

This Cumberland Pharmaceuticals Inc. Amended and Restated 2007 Long-Term Incentive Compensation Plan (“Plan”), effective April [    ], 2012, is established primarily to encourage employees and Consultants of Cumberland Pharmaceuticals Inc. (the “Company”), its Affiliates, and its joint ventures to acquire Stock and other equity-based interests in the Company. It is believed that the Plan will stimulate employees’ and Consultants’ efforts on the Company’s behalf, will tend to maintain and strengthen their desire to remain with the Company, will be in the interest of the Company and its shareholders, and will encourage such employees and Consultants to have greater personal financial investment in the Company through ownership of its Stock. The Plan supersedes and replaces the Cumberland Pharmaceuticals Inc. 1999 Stock Option Plan (the “Original Incentive Plan”) but does not impair the vesting or exercise of any option granted under the Original Incentive Plan prior to the date that this Plan became effective.

1.	Definitions

Affiliate” shall have the meaning assigned to the term pursuant to Rule 12b-2 as promulgated under the Exchange Act.

Blackout Period” means any period self-imposed by the Company or required under applicable law that restricts the purchase and sale of the Stock by designated persons for a period of time.

The “Board” means the Board of Directors of the Company.

“Cause” shall mean: (a) theft of property belonging to the Company or one of its Affiliates (including but not limited to trade secrets and confidential information); (b) fraud on the Company or one of its Affiliates; (c) conviction of, or pleading “no contest” to, a felony committed while employed by or consulting for the Company or one of its Affiliates; (d) breach of fiduciary duty to the Company or one of its Affiliates; or (e) deliberate, willful or gross misconduct related to the Company or an Affiliate.

The “Code” means the Internal Revenue Code of 1986, as amended, or any successor code thereto.

The “Committee” means the Compensation Committee of the Board of Directors of the Company.

The “Company” means Cumberland Pharmaceuticals Inc.

“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to the Company or one of its Affiliates or joint ventures, provided that the identity of such person, the nature of such services or the Person to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

“Covered Employee” means an employee, as described in Section 162(m) of the Code and the associated Treasury regulations, who, on the last day of the Company’s taxable year, is either the Company’s Chief Executive Officer or among the four highest compensated employees of the Company or one of its Affiliates.

“Division” means a section of the Company or an Affiliate.

“Eligible Employee” means a regular full-time or part-time employee of one of the Related Entities, including officers, whether or not under direction of the Company.

“Employment Termination” means termination of the employment of an individual who is employed by one of the Related Entities, provided that termination of an individual from a Related Entity for the purpose of immediately transferring such individual to another Related Entity shall not constitute “Employment Termination” for purposes of this Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Fair Market Value” means (i) if the Stock or other security is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share thereof on such exchange or quotation system on the applicable date, and if shares are not traded on such day, on the next preceding trading date, (ii) if the Stock or other security is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available, and (iii) if the Stock or other security is not regularly quoted, the fair market value of a share thereof on the applicable date as established by the Committee in good faith. For purposes of awards effective as of the effective date of the Company’s initial public offering, Fair Market Value of Stock shall be the price at which the Stock is offered to the public in its initial public offering.

“Incentive Option” means an Option that by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

“Incentives” means awards made under this Plan of any of the following, or any combination of the following: (a) Options (including both Incentive Options and Nonstatutory Stock Options); (b) Stock Appreciation Rights; (c) Restricted Stock; and (d) Restricted Stock Units.

“Nonstatutory Stock Option” means any Option that is not an Incentive Option.

“Option” means an option to purchase one or more shares of the Company’s Stock.

“Participant” means any holder of an Incentive awarded under the Plan.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Covered Employee for a Performance Period. The Performance Criteria used to establish Performance Goals include but are not limited to: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share of stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will, within the time prescribed by Section 162(m) of the Code, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance Period for Covered Employees who received Qualified Performance-Based Incentives.

“Performance Goals” means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate or Division or a joint venture of which the Company or an Affiliate is a member.

“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Covered Employee’s right to, and the payment of, a Qualified Performance-Based Incentive.

“Plan” shall refer to the Cumberland Pharmaceuticals Inc. 2007 Long-Term Incentive Compensation Plan described in this document.

“Qualified Performance-Based Incentives” means awards of Incentives intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

“Related Entities” shall refer to the Company and its Affiliates and to joint ventures in which the Company or one of its Affiliates is a member.

“Restricted Stock” means shares of Stock granted to a Participant subject to a Risk of Forfeiture.

“Restricted Stock Unit” means a right granted to a Participant to receive cash, Stock, or other awards in the future that is subject to a Risk of Forfeiture.

“Restriction Period” means the period of time, established by the Committee in connection with an award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable award agreement.

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“Risk of Forfeiture” means a limitation on the right of the Participant to retain Restricted Stock or a Restricted Stock Unit, including a right in the Company to reacquire shares of Restricted Stock or a Restricted Stock Unit at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

“SARs” shall refer to Stock Appreciation Rights.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stock” shall refer to one or more shares of the Company’s Stock.

“Terminated Employee” means an individual who meets the following criteria:

(a) the individual is granted Incentives under this Plan at a time when he or she is employed by one of the Related Entities; and

(b) the individual is thereafter terminated from a Related Entity due to: (i) such person’s voluntary resignation, retirement, death, or extended absence from work as a consequence of disability; (ii) a reduction in force; (iii) a termination without Cause; or (iv) any other reason not covered by subsection 4(b) below, provided that an individual who is terminated merely for purposes of transferring such individual from one Related Entity to another shall not constitute a “Terminated Employee” for purposes of this definition.

“Stock Appreciation Right” means a right to receive any excess in the Fair Market Value of shares of Stock over a specified exercise price.

2.	Incentives

Incentives under the Plan may be granted to Eligible Employees in any one or a combination of: (a) Incentive Options (or other statutory stock option); (b) Nonstatutory Stock Options; (c) SARs; (d) Restricted Stock and (e) Restricted Stock Units. Incentives under the Plan may be granted to Consultants in any one or a combination of: (a) Nonstatutory Stock Options, (b) SARs, and (c) Restricted Stock and (d) Restricted Stock Units. All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee, except that the provisions of this Plan shall not apply retroactively to any Incentive issued before the effective date of this Plan. Determinations by the Committee under the Plan (including, without limitation, determinations as to the Eligible Employees; the form, amount and timing of Incentives; and the terms and provisions of agreements evidencing Incentives) need not be uniform and may be made selectively among Eligible Employees and Consultants who receive, or are eligible to receive, Incentives, whether or not such Eligible Employees and Consultants are similarly situated.

3.	Administration

(a) Committee. The Plan shall be administered by the Committee. No person who makes or participates in making an award under this Plan, whether as a member of the Committee, a delegate of the Committee, or in any other capacity, shall make or participate in making an award to himself or herself. No member of the Board or person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Powers of Committee. The Committee will have full discretionary power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, in addition to all other powers provided by this Plan, the Committee’s discretionary powers will include, but will not be limited to, the following discretionary powers:

(i) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(ii) To interpret the Plan;

(iii) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan, and the determination of whether a worker is an Eligible Employee shall be made in the sole and exclusive discretion of the Committee;

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(iv) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan;

(v) To the extent allowed by law, to delegate some or all of its power and authority to the Company’s Chief Executive Officer, other senior members of management, or committee or subcommittee, as the Committee deems appropriate. However, the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to the Exchange Act;

(vi) To impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to share ownership or holding period requirements and requirements to enter into or to comply with confidentiality agreements and, to the extent allowed by law, non-competition and other restrictive or similar covenants.

(vii) To correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award made under the Plan in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency; and

(viii) If the Committee determines that the amendment of an Incentive awarded under this Plan is in the best interest of a Participant, to amend any such Incentive without the consent of the Participant, provided that no Incentive may be amended by backdating or in any other manner that would violate any applicable law or regulation or in any manner that would violate the terms of this Plan.

Any determination by the Committee or its delegate(s) shall be final, binding and conclusive on all persons, in the absence of clear and convincing evidence that the Committee or its delegates(s) acted arbitrarily and capriciously.

(c) Vesting Period. If applicable, the Committee shall determine the vesting period for Incentives granted under this Plan and shall specify such vesting period in writing in making an award of an Incentive under this Plan. However, should the Committee award Options or SARs under this Plan without specifying a vesting period, (i) any SAR awarded in tandem with any underlying Option shall vest on the date that its underlying Option vests, and (ii) Options and SARs awarded without an underlying Option shall vest on a graduated basis over a five-year period, with 20% of the Options (or, if applicable, the SARs) vesting on each anniversary of the date of grant until all Options (or, if applicable, SARs) covered by the grant are vested.

(d) Compliance with 409A. To the extent that the Board determines that any Incentive granted under the Plan is subject to §409A of the Code, the granting document evidencing such Incentive shall incorporate the terms and conditions required by §409A of the Code. To the extent applicable, the Plan and granting documents prepared in connection with the Plan shall be interpreted in accordance with §409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the effective date of this Plan, the Board determines that any Incentive may be subject to §409A of the Code, the Board may adopt such amendments to the Plan and the applicable granting document or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board determines are necessary or appropriate to (1) exempt the Incentive from §409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Incentive or (2) comply with the requirements of §409A of the Code.

(e) Documentation of Award of Incentive. Each Incentive awarded under this Plan shall be evidenced in such written form as the Committee shall determine. Each award may contain terms and conditions in addition to those set forth in the Plan.

(f) Participants Outside the United States. The Committee may modify the terms of any Incentive granted under the Plan to a Participant who is, at the time of grant or during the term of the Incentive, resident or primarily employed outside of the United States. Such modification, which may be made in any manner deemed by the Committee to be necessary or appropriate, shall only be made in order that the Incentive shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Incentive to the

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Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Incentive to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such modified Incentive. No such modification, supplement, amendment, restatement or alternative version may increase the share limits set forth in this Plan or violate any applicable law of the United States.

(g) Exchange and Repricing. The Committee may, in its sole discretion, exchange any Incentives for an Option, Restricted Stock, Restricted Stock Units, SAR, other equity award, cash or other property or “reprice” an Option granted under this Plan or the 1999 Stock Option Plan. “Reprice” means any of the following or any other action that has the same effect; (i) amending an Option to reduce its exercise price, (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of a share of Stock in exchange for an Option, Restricted Stock, other equity award, cash or other property unless the cancellation an exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under GAAP.

4.	Eligibility/Forfeiture in the Event of Termination for Cause

(a) Eligibility. Eligible Employees may receive Incentives under this Plan. Those members of the Board who are not Eligible Employees are not eligible to receive Incentives under this Plan. Consultants are eligible to receive Incentives to the extent specified in Section 2 above.

(b) Forfeiture. If the Company or one of its Affiliates or joint ventures terminates an Eligible Employee for Cause or cancels the engagement of a Consultant for Cause or discovers facts that would have entitled it to cancel the engagement of such Consultant if such engagement were still ongoing, the Board, by written resolution, may, to the fullest extent allowed by law, cancel and/or cause the forfeiture of any unvested and/or unexercised Option, unvested and/or unexercised Restricted Stock Units, unvested or unexercised SAR, or Restricted Stock awarded to such Eligible Employee or Consultant.

5.	Qualified Performance-Based Incentives

(a) Applicability. This section will apply only to Covered Employees, or to those persons whom the Committee determines are reasonably likely to become Covered Employees in the period covered by an Incentive. The Committee may, in its discretion, select particular Covered Employees to receive Qualified Performance-Based Incentives. The Committee may, in its discretion, grant Incentives (other than Qualified Performance-Based Incentives) to Covered Employees that do not satisfy the requirements of this section.

(b) Purpose. As to any Covered Employee or person likely to become a Covered Employee during the period covered by an Incentive, the Committee shall have the ability to qualify any of the Incentives as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Incentive as a Qualified Performance-Based Incentive, the provisions of this section will control over any contrary provision contained in the Plan. In the course of granting any Incentive, the Committee may specifically designate the Incentive as intended to qualify as a Qualified Performance-Based Incentive. However, no Incentive shall be considered to have failed to qualify as a Qualified Performance-Based Incentive solely because the Incentive is not expressly designated as a Qualified Performance-Based Incentive, if the Incentive otherwise satisfies the provisions of this section and the requirements of Section 162(m) of the Code and the regulations thereunder applicable to “performance-based compensation.”

(c) Authority. All grants of Incentives intended to qualify as Qualified Performance-Based Incentives shall be made by the Committee or, if all of the members thereof do not qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, by a subcommittee of the Committee consisting of such of the members of the Committee who do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan. The Committee (or subcommittee, if necessary) shall also determine the terms applicable to Qualified Performance-Based Incentives.

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(d) Discretion of Committee. Options may be granted as Qualified Performance-Based Incentives. The exercise price of any Option intended to qualify as a Qualified Performance-Based Incentive shall in no event be less than the Fair Market Value on the date of the grant of the Stock covered by the Option. With regard to other Incentives intended to qualify as Qualified Performance-Based Incentives, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period. Additionally, the Committee shall have full discretion to establish the Performance Criteria, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, Affiliate or Division. Any Performance Goal or Goals applicable to Qualified Performance-Based Incentives shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code), and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

(e) Payment of Qualified Performance-Based Incentives. A Covered Employee will be eligible to receive payment under a Qualified Performance-Based Incentive that is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Incentive, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Incentive earned for the Performance Period, if, in its sole and absolute discretion, such reduction or elimination is appropriate.

(f) Limitation of Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Incentive shall be made except on such basis, if any, as will not cause such Incentive to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

6.	Shares Available for Incentives and Limits on Incentives

(a) Maximum Shares. Subject to adjustment as provided in this Section 6, there is hereby reserved for issuance under the Plan up to 2,400,000 shares of Stock of the Company.

(b) Limit on an Individual’s Incentives. In any given year, no Eligible Employee or Consultant may receive Incentives covering more than 20% of the aggregate number of shares that may be issued pursuant to the Plan. Except as may otherwise be permitted by the Code, Incentive Options granted to an employee of the Company or its parent or subsidiary during one calendar year shall be limited as follows: at the time the Incentive Options are granted, the Fair Market Value of the Stock covered by Incentive Options first exercisable by such employee in any calendar year may not, in the aggregate, exceed $100,000. The maximum Qualified Performance-Based Incentive payment to any one Participant under the Plan for a Performance Period is 20% of the aggregate number of shares that may be issued pursuant to the Plan, or if the Qualified Performance-Based Incentive is paid in cash, that number of shares multiplied by the Fair Market Value of the Stock as of the date the Qualified Performance-Based Incentive is granted.

(c) Source of Shares. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Stock or from Stock held in the Company treasury. To the extent that shares of Stock subject to an outstanding award under the Plan are not issued by reason of forfeiture, termination, surrender, cancellation, or expiration while unexercised; by reason of the tendering or withholding of shares to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to the award; by reason of being settled in cash in lieu of shares or settled in a manner that some or all of the shares covered by the award are not issued to the Participant; or being exchanged for a grant under the Plan that does not involve Stock, then such shares shall immediately again be available for issuance under the Plan, unless such availability would cause the Plan to fail to comply with Rule 16b-3 under Exchange Act, or any other applicable law or regulation.

(d) Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make appropriate adjustments in the

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number and kind of shares authorized by the Plan; in the number and kind of shares covered by Incentives granted; in the price of Options; and in the Fair Market Value of SARs. No adjustment under this section or any other part of this Plan shall be made if: (1) it would cause an Incentive granted under this Plan as a Qualified Performance-Based Incentive to fail under Code 162(m), (2) it would cause an Incentive Option granted under this Plan to fail to meet the criteria for an Incentive Option, or (3) it would violate any applicable law or regulation.

7.	Effect of Employment Termination on Options, Restricted Stock Units and SARs

(a) As to a “Terminated Employee”:

(i) Any unvested Options, unvested Restricted Stock Units and unvested SARs held by such individual on the date of his or her Employment Termination shall lapse and be automatically cancelled and of no further force and effect as of midnight on the date of such individual’s Employment Termination.

(ii) Any vested but unexercised Options held by such individual as of the date of his or her Employment Termination shall expire and be of no further force and effect unless either exercised or surrendered under a SAR within the earlier of: (a) 90 days after the date of such individual’s Employment Termination, or (b) the expiration date of the Option. However, in the event that such an individual is subject to a Blackout Period during the entire 90 days after such individual’s Employment Termination, then such individual shall have until 10 business days after the expiration of the Blackout Period applicable to him or her to exercise Options that were vested but unexercised as of his or her Termination Date, unless such Option expires by its own terms prior to the end of the Blackout Period.

(iii) Any vested but unexercised SARs held by such individual as of the date of his or her Employment Termination shall expire and be of no further force and effect unless either exercised within the earlier of: (a) 90 days after the date of such individual’s Employment Termination, or (b) the expiration date of the SAR. However, in the event that such an individual is subject to a Blackout Period during the entire 90 days after such individual’s Employment Termination, then such individual shall have until 10 business days after the expiration of the Blackout Period applicable to him or her to exercise SARs that were vested but unexercised as of his or her Termination Date, unless such SARs expire by their own terms prior to the end of the Blackout Period.

(iv) Any vested but unexercised Restricted Stock Units held by such individual as of the date of his or her Employment Termination shall expire and be of no further force and effect unless either exercised within the earlier of: (a) 90 days after the date of such individual’s Employment Termination, or (b) the expiration date of the Restricted Stock Unit. However, in the event that such an individual is subject to a Blackout Period during the entire 90 days after such individual’s Employment Termination, then such individual shall have until 10 business days after the expiration of the Blackout Period applicable to him or her to exercise Restricted Stock Units that were vested but unexercised as of his or her Termination Date, unless such Restricted Stock Unit expires by its own terms prior to the end of the Blackout Period.

(b) In a situation in which an individual is terminated from a Related Entity for Cause, his or her unvested Options, unvested Restricted Stock Units and SARs shall lapse and be automatically cancelled in accordance with subsection 4(b) above; however, if for any reason such individual’s unvested Options and SARs have not either lapsed and been automatically cancelled under subsection 4(b) by midnight on the date that his or her employment is terminated by the Related Entity for Cause, then such individual’s unvested Options and unvested SARs shall lapse, be cancelled, and/or expire at midnight on the date that he or she is terminated by the Related Entity for Cause.

(c) In a situation in which an individual is terminated by a Related Entity for Cause, his or her Options, Restricted Stock Units and SARs that are vested but unexercised as of the date that his or her employment is terminated for Cause shall be forfeited and automatically cancelled in accordance with subsection 4(b) above; however, if for any reason such individual’s vested and unexercised Options, Restricted Stock Units and SARs have not either been forfeited and automatically cancelled under subsection 4(b) above or otherwise expired within seven (7) days following the date of his or her termination for Cause, then such individual’s vested but unexercised Options, Restricted Stock Units and SARs shall lapse, be cancelled, and/or expire if they have not been exercised within such seven (7) day period.

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8.	Options

The Committee may grant options qualifying as Incentive Options under the Code, other statutory options under the Code, and Nonstatutory Options. However, in accordance with Code § 422(b), no one may be granted an Incentive Option under this Plan unless such person, as of the date of grant, is an employee of the Company or an employee of the Company’s parent company or a Company subsidiary. All Options granted under this Plan shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Option Price. The option price per share with respect to each Option shall be determined by the Committee, but when first award shall not be less than one hundred percent (100%) of the Fair Market Value of the Company’s Stock on the date the Option is granted; provided, however, that in the case of an Incentive Option granted to an Eligible Employee who, immediately prior to such grant, owns (directly or indirectly) stock (either common or preferred) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary of the Company, the option price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

(b) Vesting. Options granted under this Plan shall vest in accordance with subsection 3(c) above unless the granting document for such Options specifies a different vesting schedule.

(c) Expiration Date for Option. The expiration date for each Option shall be fixed by the Committee in the granting document but shall not exceed ten (10) years. If an Incentive Option is granted to an Eligible Employee of the Company or its parent company or one of its affiliates who owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company as of the date the Incentive Option is granted, then the Incentive Option will expire five (5) years from the date it is granted, unless it is earlier terminated under one of the other provisions of this Plan.

(d) Payment for Option Exercise. At the time an Option is exercised, the holder must tender of the full purchase price for the applicable shares, which may be paid or satisfied by: (i) cash; (ii) check; (iii) delivery of shares of Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such Option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; or (iv) in such other manner as may be authorized from time to time by the Committee. All such payments shall be made or denominated in United States dollars. No shares shall be issued until full payment for such shares has been made. A grantee of an Option shall have none of the rights of a shareholder until the shares are issued.

(e) Exercise of Option. An Option may be exercised only by giving written notice, specifying the number of shares of Stock to be purchased. Additional procedures for exercise of each Option awarded under this Plan will be set forth in the granting document for such Option. The Committee may, from time to time, amend the exercise procedures, in which case Participants will be notified of such revised procedures. If an Option grantee is awarded the Option while he or she is employed by the Company or one of its Affiliates or joint ventures, then so long as such Option grantee remains employed by the Company or one of its Affiliates or joint ventures, the shares covered by an Option may be purchased in such installments and on such exercise dates as the Committee or its delegate may determine and as set forth in the document awarding the Option. In no event shall any Option be exercisable after its specified expiration period. If a Consultant is awarded an Option, the shares covered by such Option may be purchased in such installments and on such exercise dates and conditions as set forth in the document awarding the Option. A Participant, and those claiming through a Participant, may not exercise Options during a Blackout Period applicable to that Participant.

(f) Handling of Options When Employment Ends.

(i) A Terminated Employee’s Options that are unvested on the date of his or her Employment Termination shall be handled in accordance with subsection 7(a)(i) above.

(ii) A Terminated Employee’s Options that are vested but unexercised on the date of his or her Employment Termination shall be handled in accordance with subsection 7(a)(ii) above.

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(iii) In a situation in which an employee of a Related Entity is terminated for Cause, subsection 4(b) above shall apply to such individual’s: (x) unvested Options and (y) vested but unexercised Options. If, for any reason such individual’s unvested Options have not either lapsed and been automatically cancelled under subsection 4(b) by midnight on the date that his or her employment is terminated by the Related Entity for Cause, then such person’s unvested Options shall lapse, be cancelled, and/or expire in accordance with subsection 7(b) above. If, for any reason. within seven (7) days following the date of his or her termination for Cause, such individual’s vested and unexercised Options have not been forfeited and/or automatically cancelled under subsection 4(b) above or otherwise expired, then such individual’s vested but unexercised Options shall lapse, be cancelled, and/or expire if they have not been exercised within seven (7) days after the date such individual’s employment is terminated by the Related Entity for Cause.

(g) Divorce. Incentive Options transferred incident to divorce will cease to be statutory stock options on transfer.

(h) Cancellation of Options with No Value. Any person who receives a grant of Options under this Plan may be required, at the time the Options are awarded, to sign a consent allowing the Board, in its discretion, to cancel the Options if the Fair Market Value of the Stock decreases such that the exercise price of the Options is significantly above the Fair Market Value of the Stock.

9.	Stock Appreciation Rights (“SARs”)

The Committee may, in its discretion, grant SARs to Eligible Employees and to Consultants. SARs may be granted either singly or in combination with an underlying Option granted hereunder. Such SARs shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Vesting and Exercise Period of SAR. If a SAR is granted with respect to an underlying Option, it may be granted at the time of the Option or at any time thereafter but prior to the expiration of the Option. In no event shall the exercise period for a SAR exceed the exercise period for its underlying Option, if any. If the Committee fails to set the vesting period in the granting document for a SAR, then the vesting period for such SAR shall be as stated in Subsection 3(c) above. Unless otherwise specified in the granting document for a SAR, the exercise period for the SAR shall be five (5) years from the date of vesting unless such exercise period is earlier terminated under subsections 4(b) or 9(d) of this Plan. If an Option is granted with respect to an underlying Option, then upon exercise of the Option the SAR will be cancelled.

(b) Value of SAR. If a SAR is granted with respect to an underlying Option, the grantee will be entitled to surrender the Option that is then exercisable and receive in exchange an amount equal to the excess of the Fair Market Value of the Stock on the date the election to surrender is received by the Company over the Option price multiplied by the number of shares covered by the Options that are surrendered. If a SAR is granted without an underlying Option, the grantee will receive upon exercise of the SAR an amount equal to the Fair Market Value of the Stock on the date the election to surrender such SAR is received by the Company over the Fair Market Value of the Stock on the date of grant multiplied by the number of shares covered by the SARs being exercised.

(c) Payment of SAR. When a SAR is exercised, payment for the SAR shall be in the form of shares of Stock, cash, or any combination of Stock and cash.

(d) Handling of SAR When Employment Ends.

(i) A Terminated Employee’s SARs that are unvested on the date of his or her Employment Termination shall be handled in accordance with subsection 7(a)(i) above.

(ii) A Terminated Employee’s SARs that are vested but unexercised on the date of his or her Employment Termination shall be handled in accordance with subsection 7(a)(iii) above.

(iii) In a situation in which an Eligible Employee is terminated for Cause, subsection 4(b) above shall apply to such individual’s: (x) unvested SARs and (y) vested but unexercised SARs. If, for any reason, such individual’s unvested SARs have not lapsed and been automatically cancelled under subsection 4(b) by midnight on the date that his or her employment is terminated by the Related Entity for

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Cause, then such individual’s unvested SARs shall lapse, be cancelled, and/or expire in accordance with subsection 7(b) above. If, for any reason, within seven (7) days following the date of his or her termination for Cause, such individual’s vested and unexercised SARs have not been forfeited and/or automatically cancelled under subsection 4(b) above or otherwise expired, then such individual’s vested but unexercised SARs shall lapse, be cancelled, and/or expire if they have not been exercised within seven (7) days after the date such individual’s employment is terminated by the Related Entity for Cause.

10.	Restricted Stock and Restricted Stock Units

The Committee may award Restricted Stock or Restricted Stock Units to a grantee. All shares of Restricted Stock or Restricted Stock Units granted shall be subject to a Risk of Forfeiture as determined by the Committee, including but not limited to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

(a) Restriction Period. Each grant of Restricted Stock made under this Plan shall specify a Restriction Period. If the grant fails to specify a Restriction Period, then the Restriction Period shall be as follows:

•	20% of the Restricted Stock awarded under the grant will be subject to a one-year Restriction Period ending on the first anniversary of the date of grant;

•	20% of the Restricted Stock awarded under the grant will be subject to a two-year Restriction Period ending on the second anniversary of the date of grant;

•	20% of the Restricted Stock awarded under the grant will be subject to a three-year Restriction Period ending on the third anniversary of the date of grant;

•	20% of the Restricted Stock awarded under the grant will be subject to a four-year Restriction Period ending on the fourth anniversary of the date of grant; and

•	20% of the Restricted Stock awarded under the grant will be subject to a five-year Restriction Period ending on the fifth anniversary of the date of grant.

(b) Effect of Employment Termination on Restricted Stock. If a grantee is awarded Restricted Stock while he or she is employed by one of the Related Entities, then, as a condition of the grant, the grantee must remain employed by one of the Related Entities during the applicable Restriction Period in order to retain the shares of Restricted Stock. If the grantee leaves the employment of one of the Related Entities prior to the end of the Restriction Period, the Restricted Shares still subject to a Restriction Period shall revert to the Company and any rights of the grantee in such Restricted Shares shall automatically terminate and such shares shall be returned immediately to the Company. This subsection shall apply without regard to whether the reason for termination of the grantee’s employment is voluntary termination, involuntary termination, retirement, extended absence due to disability, or death. However, this subsection shall not apply if the grantee is terminated from one Related Entity and immediately transferred to another Related Entity. If a grantee of Restricted Stock is terminated for Cause, the Board shall have discretion to apply subsection 4(b) to such grantee’s Restricted Stock. However, if the Board fails to apply 4(b), then the Restricted Stock of a grantee terminated for Cause shall revert to the Company under this subsection 10(b).

(c) Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Stock except as expressly permitted in this Plan. Each certificate for shares of Restricted Stock granted hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

(d) Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock award will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(e) Lapse of Restrictions. All restrictions imposed on the Restricted Stock shall lapse upon the expiration of the Restriction Period if the conditions of the grant have been met. The grantee shall then be entitled to have the legend removed from the certificates.

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(f) Dividends. Any dividends declared on the Restricted Stock during the Restriction Period shall be accumulated and paid to the grantee after the expiration of the Restriction Period if the conditions of the grant are met and grantee still owns such stock at the end of the Restriction Period.

(g) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. A Restricted Stock Unit shall entitle a Participant to Receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the award of such Restricted Stock Units, one or more shares of Stock. Restricted Stock Units may, among other tings, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. Restricted Stock Units may be, paid or satisfied by: (i) cash; (ii) check; (iii) delivery of shares or stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately proceeding the date of payment and, unless otherwise determined by the committee, shall have been held by the Participant for at least six months; or (iv) in such other manner as may be authorized from time to time by the Committee.

(h) Handling of Restricted Stock Units When Employment Ends.

(i) A Terminated Employee’s Restricted Stock Units that are unvested on the date of his or her Employment Termination shall be handled in accordance with subsection 7(a)(i) above.

(ii) A Terminated Employee’s Restricted Stock Units that are vested but unexercised on the date of his or her Employment Termination shall be handled in accordance with subsection 7(a)(iv) above.

(iii) In a situation in which an employee of a Related Entity is terminated for Cause, subsection 4(b) above shall apply to such individual’s: (x) unvested Restricted Stock Units and (y) vested but unexercised Restricted Stock Units. If, for any reason such individual’s unvested Restricted Stock Units have not either lapsed and been automatically cancelled under subsection 4(b) by midnight on the date that his or her employment is terminated by the Related Entity for Cause, then such person’s unvested Restricted Stock Units shall lapse, be cancelled, and/or expire in accordance with subsection 7(b) above. If, for any reason. within seven (7) days following the date of his or her termination for Cause, such individual’s vested and unexercised Restricted Stock Units have not been forfeited and/or automatically cancelled under subsection 4(b) above or otherwise expired, then such individual’s vested but unexercised Restricted Stock Units shall lapse, be cancelled, and/or expire if they have not been exercised within seven (7) days after the date such individual’s employment is terminated by the Related Entity for Cause.

11.	Acquisition and Change of Control Events

(a) Definitions.

“Acquisition Event” shall mean:

(i) Any merger or consolidation of the Company with or into another entity as a result of which the Company’s Stock is converted into or exchanged for the right to receive cash, securities of the other entity, or other property; or

(ii) Any exchange of shares of the Company for cash, securities of another entity or other property pursuant to a statutory share exchange transaction.

“Change of Control Event” shall mean:

(i) any merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

(ii) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 51% or more of either (A) the then-outstanding shares of Stock of the Company

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(the “Outstanding Company Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). However, for purposes of this subsection (ii), the following acquisitions shall not give rise to a Change of Control event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust ) sponsored or maintained by the Company or an Affiliate, or (D) any acquisition by any Person pursuant to a transaction that results in all or substantially all of the individuals and entities who were the beneficial owners of 50% or more of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring Person in such transaction (which shall include, without limitation, a Person that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively;

(iii) any sale of all or substantially all of the assets of the Company; or

(iv) the complete liquidation of the Company.

(b) Effect on Options.

(i) Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding Person (or an Affiliate thereof). However, if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between the Option holder and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes of this section, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock). However, if the consideration received as a result of the Acquisition Event is not solely Stock of the acquiring or succeeding Person (or an Affiliate thereof), the Company may, with the consent of the acquiring or succeeding Person, provide for the consideration to be received upon the exercise of Options to consist solely of Stock of the acquiring or succeeding Person (or an Affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Stock as a result of the Acquisition Event. Notwithstanding the foregoing, if the acquiring or succeeding Person (or an Affiliate thereof), does not agree to assume such Options, or substitute equivalent options for such Options, then the Board shall, upon written notice to the Option holders, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Option holders before the consummation of such Acquisition Event. However, in the event of an Acquisition Event under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Option holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(ii) Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then outstanding shall automatically become immediately vested and exercisable in full.

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(c) Effect on Restricted Stock.

(i) Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding grant of Restricted Stock shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property into which the Stock was converted or for which it was exchanged pursuant to such Acquisition Event in the same manner and to the same extent as such rights applied to the Stock subject to such Restricted Stock award.

(ii) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock award or any other agreement between a holder of a Restricted Stock award and the Company, all restrictions and conditions on all Restricted Stock awards then outstanding shall automatically be deemed terminated or satisfied.

(d) Effect on Other Awards.

(i) Acquisition Event that is not a Change in Control Event. In the documents granting such Incentive, the Board may specify the effect of an Acquisition Event that is not a Change in Control Event on any Incentive other than Options and Restricted Stock. If the Board does not specify the effect of any Acquisition Event on such Incentives, the Acquisition Event shall impact such Incentives in accordance with applicable law.

(ii) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument granting such Incentive or any other agreement between an Incentive holder and the Company, all Incentives within the scope of the foregoing 12(d)(i) shall become exercisable, realizable and/or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Incentive. However, the immediately preceding sentence shall not apply to performance-based awards. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), all performance-based award shall be immediately payable based upon the extent, as determined by the Committee, to which the Performance Goals for the Performance Period then in progress have been met up through the date of the Change of Control Event or based on 100% of the value on the date of grant of the performance-based award, if such amount is higher.

12.	Discontinuance or Amendment of the Plan

The Board may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with the Exchange Act or any other applicable law or regulation. No Incentive shall be granted under the Plan after April 18, 2017, but Incentives granted prior to such date may extend beyond such date.

13.	Nontransferability

Incentive Options granted under the Plan shall not be transferable except by will or the laws of descent and distribution. To the extent allowed by law, Nonstatutory Options may be transferable to certain family members or foundations for no value or other consideration. Additionally, other Incentives granted under the Plan may be transferable subject to the terms and conditions as may be established by the Committee in accordance with regulations promulgated under the Exchange Act and any other applicable law or regulation.

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14.	No Right of Employment

The Plan and the Incentives granted hereunder shall not confer upon any Eligible Employee the right to continued employment with the Company, its Affiliates, or its joint ventures, or affect in any way the right of such entities to terminate the employment of an Eligible Employee at any time and for any reason. Neither shall the Plan and the Incentives granted hereunder confer on a Consultant the right to continuation of his or her consulting agreement or a right to become an Eligible Employee.

15.	Taxes

The Company shall be entitled, at the time the Company deems appropriate under the law then in effect, to withhold the amount of any tax attributed to any Incentive granted under the Plan.

16.	Governing Law

The provisions of this Plan and all awards made under this Plan shall be governed by and interpreted in accordance with the law of the State of Tennessee, without regard to applicable conflicts of law principles.

17.	Additional Requirements

Anything in the Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Incentive or the issuance of any shares of Stock pursuant to any Option, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Incentive, the issuance of shares of Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be granted or such shares of Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

18.	“Lockup” Agreement

The Committee may in its discretion require that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Stock issued or issuable pursuant to the exercise of such Incentive, without the prior written consent of the Company or such underwriters, as the case may be.

19.	Limitation of Liability

Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer, director or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer, director or employee of the Company acting on behalf of the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

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20.	Unfunded Status of Incentives

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Incentive, nothing contained in the Plan or any Incentive shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided , however , that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, shares of Stock, other Incentives, or other property pursuant to any Incentive, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

21.	Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, arrangements granting options and other Incentives otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

22.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

23.	No Fractional Shares

No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Incentive, including on account of any action under Section 6(d) of the Plan. In lieu of such fractional shares, the Committee shall determine, in its discretion, whether cash, other Incentives, scrip certificates (which shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe) or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

24.	Severability

If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Incentive under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

25.	Miscellaneous

The provisions of this Plan shall be severable, and the invalidity of any particular provision of the Plan shall not cause the Plan as a whole to be invalid. Any definition set forth in this Plan of the singular form of a term shall also apply to the plural form of that term, and any definition of the plural form of a term shall also apply to the singular form of the term. Any reference in this Plan to one gender shall also include the other gender.

Adopted by the Board of Directors of Cumberland Pharmaceuticals Inc.

/s/ Jean W. Marstiller

Jean W. Marstiller
Senior Vice President and Corporate Secretary
Date Signed: April [ ], 2012

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Appendix B

AMENDED AND RESTATED 2007 DIRECTORS’ INCENTIVE PLAN

CONFIDENTIAL

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CUMBERLAND PHARMACEUTICALS INC.

AMENDED AND RESTATED 2007 DIRECTORS’ INCENTIVE PLAN

1.	Purpose of the Plan	3
2.	Definitions	3
3.	Shares of Stock Subject to the Plan	4
4.	Administration of the Plan	4
5.	Terms and Conditions of Options	5

6.	Terms and Conditions of Restricted Stock Grants and Restricted Stock Units	5
7.	Terms and Conditions of Stock Grant	6
8.	Adjustment Provisions	6
9.	Change of Control	6
10.	General Provisions	8

11.	Amendments, Discontinuance or Termination of the Plan	9
12.	Governing Law	9
13.	Additional Requirements	9
14.	“Lockup” Agreement	9
15.	Limitation of Liability	9
16.	Unfunded Status of Incentives	10
17.	Nonexclusivity of the Plan	10
18.	Successors and Assigns	10
19.	No Fractional Shares	10
20.	Severability	10
21.	Effective Date of Plan

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CUMBERLAND PHARMACEUTICALS INC.

AMENDED AND RESTATED 2007 DIRECTORS’ INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Cumberland Pharmaceuticals Inc. Amended and Restated 2007 Directors’ Incentive Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain Directors of experience and ability, and to encourage the highest level of performance by providing Directors with a proprietary interest in the Company’s financial success and growth. The Plan supersedes and replaces all provisions pertaining to grants of stock options to Directors contained in the Cumberland Pharmaceuticals Inc. 1999 Stock Option Plan (the “Original Incentive Plan”) but does not impair the vesting or exercise of any option granted under the Original Incentive Plan prior to the date that this Plan became effective.

2.	Definitions

2.1 “Affiliate” shall have the meaning assigned to the term pursuant to Rule 12b-2 as promulgated under the Exchange Act.

2.2 “Award” means an award under the Plan of Options, Restricted Stock, Restricted Stock Units or a Stock Grant.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Committee” means the Compensation Committee of the Board or a subcommittee thereof. The Committee shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or any successor rule, and (b) qualify as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (collectively, “Section 162(m)”).

2.5 “Company” means Cumberland Pharmaceuticals Inc.

2.6 “Director” means a member of the Board who is not employed by the Company or any of its Affiliates or a joint venture of the company or one of its Affiliates.

2.7 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.8 “Fair Market Value” means: (i) if the Stock or other security is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share thereof on such exchange or quotation system on the applicable date, and if shares are not traded on such day, on the next preceding trading date, (ii) if the Stock or other security is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available, and (iii) if the Stock or other security is not regularly quoted, the fair market value of a share thereof on the applicable date as established by the Committee in good faith. For purposes of Awards effective as of the effective date of the Company’s initial public offering, Fair Market Value of the Stock shall be the price at which such stock is offered to the public in the Company’s initial public offering.

2.9 “Option” means a stock option that does not satisfy the requirements of Section 422 of the Code to be an incentive stock option.

2.10 “Participant” means each Director (as defined in Section 2.6).

2.11 “Plan” means the Cumberland Pharmaceuticals Inc. 2007 Directors’ Incentive Plan as set forth herein and as amended, restated, supplemented or otherwise modified from time to time.

2.12 “Restriction Period” means the period of time, established by the Committee in connection with an award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable award agreement.

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2.13 “Risk of Forfeiture” means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire shares of Restricted Stock or a Restricted Stock Unit at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.14 “Restricted Stock” shall mean Stock of the Company awarded to a Director under this Plan from time to time in the sole discretion of the Committee subject to various restrictions, vesting schedules and such other conditions on ownership as the Committee shall determine.

2.15 “Restricted Stock Unit” shall mean a right awarded to a Director to Receive chase, Stock, or other awards in the future, subject to various restrictions, vesting schedules and such other conditions on ownership as the Committee shall determine.

2.16 “Stock” shall mean common stock of the Company.

2.17 “Stock Grant” shall mean an award of Stock of the Company granted in full and unrestricted ownership from time to time in the sole discretion of the Committee.

3.	Shares of Stock Subject to the Plan

3.1 The Company may issue up to 250,000 shares of Stock, subject to the adjustment provisions of Section 8, in Awards granted hereunder. Such shares may be either authorized but unissued shares or shares issued and thereafter acquired by the Company.

3.2 To the extent any shares of Stock subject to: (i) an Option are not issued because the Option is forfeited or cancelled, (ii) a Restricted Stock Unit are not issued because the Restricted Stock Unit is forfeited or cancelled or (iii) a Restricted Stock Grant are redeemed, forfeited, cancelled, repurchased or otherwise retained by the Company, such shares shall again be available for grant pursuant to the Plan. If the exercise price of any Option or Restricted Stock Unit granted under this Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

4.	Administration of the Plan

4.1 The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind Plan rules and to make all other determinations necessary for the Plan’s administration.

4.2 All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding upon all parties. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Option.

4.3 The Committee may grant Options or Restricted Stock Units or make Restricted Stock Grants or Stock Grants in its sole discretion. No member of the Committee may vote on an Award to himself or herself.

4.4 The Committee may, in its sole discretion, exchange any Awards for an Option, Restricted Stock, Restricted Stock Units, SAR, other equity award, cash, or other property, or “reprice” an Option granted under this Plan or the 1999 Stock Option Plan. “Reprice” means any of the following or any other action that has the same effect; (i) amending an Option to reduce its exercise price, (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of a share of Stock in exchange for an Option, Restricted Stock, other equity award, cash or other property unless the cancellation an exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (iii) taking any other action that is treated as a repricing under GAAP.

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5.	Terms and Conditions of Options

5.1 Unless exercisability is accelerated as provided in Section 9.2 hereof, each Option shall become exercisable on the date it vests.

5.2 Unless terminated earlier as provided in Section 5.5, the Options shall expire ten years following the date of grant.

5.3 The exercise price of each Option when first granted to Directors shall be equal to the Fair Market Value, as defined herein, of a share of Stock on the date of grant.

5.4 The Committee shall determine the vesting period for Options granted under this Plan and shall specify such vesting period in writing in making an award of an Option under this Plan. However, should the Committee award Options under this Plan without specifying a vesting period, then the vesting period shall be five years, with 20% of the Options to vest on each anniversary of the date of grant until all Options granted hereunder are vested.

5.5 If a Director ceases to serve on the Board for any reason, the Options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of his or her Board service, within two years from the date of termination of Board service. Any Options awarded to a Director and not yet vested at the time of termination of his or her Board service shall, be forfeited, automatically cancelled and of no further force and effect. Such forfeiture and automatic cancellation shall take effect at midnight on the date that the Director’s Board service is terminated.

5.6 An Option may be exercised by giving written notice, specifying the number of shares of Stock to be purchased. The procedure for exercise of each Option awarded under this Plan will be set forth in the granting document for such Option. The Committee may, from time to time, amend the exercise procedures, in which case Participants will be notified of such revised procedures. The exercise notice shall be accompanied by tender of the full purchase price for such shares, which may be paid or satisfied by (a) cash; (b) check; (c) delivery of shares of Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such Option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; or (d) in such other manner as may be authorized from time to time by the Committee. All such payments shall be made or denominated in United States dollars. In the case of delivery of an uncertified check, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Stock upon the exercise of an Option, a Participant shall have no rights as a shareholder with respect to such Option.

5.7 Upon approval of the Committee, the Company may repurchase all or a portion of a previously granted Option from a Participant by mutual agreement before such option has been exercised by payment to the Participant of cash or Stock or a combination thereof with a value equal to the amount per share by which: (a) the Fair Market Value of the Stock subject to the Option on the business day immediately preceding the date of purchase exceeds (b) the exercise price.

5.8 Any person who receives a grant of Options under this Plan may be required, at the time the Options are awarded, to sign a consent allowing the Board, in its discretion, to cancel the Options if the Fair Market Value of the Stock decreases such that the exercise price of the Options is significantly above the Fair Market Value of the Stock.

6.	Terms and Conditions of Restricted Stock Grants and Restricted Stock Units

The Committee may award Restricted Stock or a Restricted Stock Unit to a Director. All shares of Restricted Stock granted and shares underlying Restricted Stock Units shall be subject to a Risk of Forfeiture as determined by the Committee, and shall additionally be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe.

6.1 Requirement of Board Service. A grantee of Restricted Stock or Restricted Stock Units must remain on the Board during the Restriction Period in order to retain the shares of Restricted Stock or the Restricted Stock Units. If the Director leaves the Board prior to the end of the Restriction Period, the Restricted Stock award or any Restricted Stock Units shall terminate and the shares of Restricted Stock shall be returned immediately to the Company, effective at midnight on the date the Director’s Board service ends.

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6.2 Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the Director may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Restricted Stock except as expressly permitted in this Plan. Each certificate for shares of Restricted Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

6.3 Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock award will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

6.4 Lapse of Restrictions. In the document granting Restricted Stock, the Committee will specify the Restriction Period. If no Restriction Period is specified in a document granting Restricted Stock, then twenty percent (20%) of the Restricted Stock awarded under that granting document will become free of restriction on each anniversary date of the grant for five (5) years. All restrictions imposed on the Restricted Stock shall lapse upon the expiration of the Restriction Period if the conditions of the grant have been met. The Director shall then be entitled to have the legend removed from the certificates.

6.5 Dividends and Voting. Dividends declared on the Stock during the Restriction Period will be accumulated by the Company and paid to the Director if he becomes owner of the such stock without restriction. If the Restricted Stock reverts to the Company, then the Company will become the owner of all dividends accumulated in accordance with the preceding sentence. The Director will be entitled to vote all shares of Restricted Stock during the Restriction Period.

6.6 Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. A Restricted Stock Unit shall entitle a Participant to Receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award of such Restricted Stock Units, one or more shares of Stock. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. Restricted Stock Units may be, paid or satisfied by: (i) cash; (ii) check; (iii) delivery of shares or stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately proceeding the date of payment and, unless otherwise determined by the committee, shall have been held by the Participant for at least six months; or (iv) in such other manner as may be authorized from time to time by the Committee.

7.	Terms and Conditions of Stock Grant

The Committee may make a Stock Grant to a Director under this Plan on such terms and conditions as it sees fit, subject to the provisions of all applicable laws and regulations.

8.	Adjustment Provisions

In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Stock, the Committee shall equitably adjust all limitations on numbers of shares of Stock provided in this Plan, and the number of shares subject to outstanding Awards, with such adjustments made in proportion to the change in outstanding shares of Stock. In addition, in the event of any such change in the Stock, the Committee shall make any other adjustment that it determines to be equitable, including without limitation adjustments to the exercise price of any Option in order to provide Participants with the same relative rights before and after such adjustment.

9.	Change of Control

9.1 “Change of Control Event” shall mean:

(a) any merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

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(b) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 51% or more of either (A) the then-outstanding shares of Stock of the Company (the “Outstanding Company Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”). However, for purposes of this subsection (b), the following acquisitions shall not give rise to a Change of Control event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, or (D) any acquisition by any Person pursuant to a transaction that results in all or substantially all of the individuals and entities who were the beneficial owners of 50 percent or more of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of Stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring Person in such transaction (which shall include, without limitation, a Person that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively;

(c) any sale of all or substantially all of the assets of the Company; or

(d) the complete liquidation of the Company.

9.2 Effect on Options. Upon the occurrence of a Change in Control Event, each outstanding Option shall vest in full and shall become immediately exercisable. Any agreement with respect to a Change in Control Event must provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an Affiliate thereof), if applicable. For purposes of this section, an Option shall be considered to be assumed if, following consummation of the Change in Control Event, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the consummation of the Change in Control Event, the consideration (whether cash, securities or other property) received as a result of the Change in Control Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Change in Control Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock). However, if the consideration received as a result of the Change in Control Event is not solely Stock of the acquiring or succeeding entity (or an Affiliate thereof), the Company may, with the consent of the acquiring or succeedingentity, provide for the consideration to be received upon the exercise of Options to consist solely of Stock of the acquiring or succeeding entity (or an Affiliate thereof) equivalent in Fair Market Value to the per share consideration received by holders of outstanding shares of Stock as a result of the Change in Control Event. Notwithstanding the foregoing, if the acquiring or succeeding entity (or an Affiliate thereof), does not agree to assume such Options, or substitute equivalent options for such Options, then the Board shall, upon written notice to the Option holders, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Change in Control Event and will terminate immediately prior to the consummation of such Change in Control Event, except to the extent exercised by the Option holders before the consummation of such Change in Control Event. However, in the event of an Change in Control Event under the terms of which holders of Stock will receive upon consummation thereof a cash payment for each share of Stock surrendered pursuant to such Change in Control Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Change in Control Event and that each Option holder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

9.3 Effect on Restricted Stock. Upon the occurrence of a Change in Control Event, all restrictions and conditions on all Restricted Stock awards then outstanding shall automatically be deemed terminated or satisfied and all such Restricted Stock shall be fully vested.

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10.	General Provisions

10.1 Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a Director.

10.2 No shares of Stock will be issued or transferred pursuant to an Option unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the exercise of an Option, the Company may require the Participant to take any reasonable action to meet such requirements.

10.3 No Participant and no Person claiming under or through such Participant will have any right, title or interest in or to any shares of Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Stock, if any, that have been issued or transferred to such Participant.

10.4 No Options, Restricted Stock awards or Restricted Stock Units granted hereunder may be transferred, pledged, assigned or otherwise encumbered by Director except:

(a) by will;

(b) by the laws of descent and distribution; or

(c) if permitted by the Committee and so provided in the stock option agreement or an amendment thereto, (i) to Immediate Family Members (as defined below), (ii) to a partnership in which the Participant and/or the Participant’s Immediate Family Members, or entities in which the Participant and/or the Participant’s Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the Participant and/or the Participant’s Immediate Family Members, or entities in which the Participant and/or the Participant’s Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the benefit solely of the Participant and/or the Participant’s Immediate Family Members. “Immediate Family Members” means the spouses and natural or adopted children or grandchildren of the Participants, the spouses of such children and grandchildren, and the siblings and parents of the Participants.

Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or Restricted Stock grant or Restricted Stock Unit or levy of attachment, or similar process upon an Option, or Restricted Stock or Restricted Stock Unit award not specifically permitted herein, shall be null and void and without effect.

10.5 Each Award made under this Plan will be set forth in a written agreement that includes terms and conditions consistent with the Plan.

10.6 Anything in the Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any shares of Stock pursuant to any Option or Restricted Stock Unit, require the recipient of the Award, as a condition to the receipt thereof or to the receipt of shares of Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Award or the shares of Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Award or the shares of Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the grant of any Award, the issuance of shares of Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Award shall not be granted or such shares of Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

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10.7 Any definition set forth in this Plan of the singular form of a term shall also apply to the plural form of that term, and any definition of the plural form of a term shall also apply to the singular form of the term. Any reference in this Plan to one gender shall also include the other gender.

11.	Amendments, Discontinuance or Termination of the Plan

11.1 The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may:

(a) without the approval of the shareholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) materially expand the classes of persons eligible to participate in the Plan.

(b) materially impair, without the consent of the recipient, an Option previously granted or a Restricted Stock grant previously made, except that the Company retains all rights under Section 8 hereof.

11.2 The Plan shall automatically terminate on the earlier of the following dates: (1) ten years from the date that the Plan becomes effective, or (2) at such time as no shares of Stock remain available for issuance through the Plan. No termination of the Plan will affect the terms of any outstanding Options or shares of Restricted Stock.

12.	Governing Law

The provisions of this Plan and all awards made under this Plan shall be governed by and interpreted in accordance with the law of the State of Tennessee, without regard to applicable conflicts of law principles.

13.	“Lockup” Agreement

The Committee may in its discretion require that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Stock issued or issuable pursuant to the exercise of such Incentive, without the prior written consent of the Company or such underwriters, as the case may be.

14.	Limitation of Liability

Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer, director or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer, director or employee of the Company acting on behalf of the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

15.	Unfunded Status of Incentives

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Incentive, nothing contained in the Plan or any Incentive shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided , however , that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, shares of Stock, other Incentives, or other property pursuant to any Incentive, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

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16.	Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, arrangements granting incentives otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

18.	No Fractional Shares

No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Incentive, including on account of any action under Section 6(d) of the Plan. In lieu of such fractional shares, the Committee shall determine, in its discretion, whether cash, other Incentives, scrip certificates (which shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe) or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

19.	Severability

If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Incentive under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

20.	Effective Date of Plan

The Plan shall become effective upon adoption by the Board, subject to approval by the holders of a majority of the shares of Stock and the Company’s Series A Preferred Stock.

IN WITNESS WHEREOF, the undersigned Corporate Secretary of Cumberland Pharmaceuticals Inc. hereby certifies that the foregoing Cumberland Pharmaceuticals Inc. Amended and Restated 2007 Directors’ Incentive Plan was (i) approved by the Board of Directors and (ii) approved by majority of the holders of all of the Company’s outstanding common and preferred stock.

Dated: April [    ], 2012

/s/ Jean W. Marstiller
Jean W. Marstiller
Senior Vice President, Administrative Services and Corporate Secretary

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▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.	Please mark your votes like this	☒

1.	For the election as directors of the nominees listed below, except to the extent that authority is specifically withheld.	FOR all Nominees	WITHHOLD AUTHORITY for all nominees	2.	To approve and adopt the Amended and Restated 2007 Long-Term Incentive Compensation Plan.
	NOMINEES: James R. Jones and Thomas R. Lawrence	☐	☐		☐ FOR	☐ AGAINST	☐ ABSTAIN

	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)			3.	To approve and adopt the Amended and Restated 2007 Directors’ Incentive Plan.
					☐ FOR	☐ AGAINST	☐ ABSTAIN

				4.	To ratify the appointment of KPMG LLP as independent registered accounting firm of the Company for fiscal year ending December 31, 2012.
					☐ FOR	☐ AGAINST	☐ ABSTAIN
				In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

						COMPANY ID:
						PROXY NUMBER:
						ACCOUNT NUMBER:

Signature	Signature	Date	, 2012.

Note: Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a Partnership, sign in the name of the Partnership name by an authorized person.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CUMBERLAND PHARMACEUTICALS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 17, 2012

The undersigned hereby appoints A.J. Kazimi and Rick S. Greene, or either of them, as proxies, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Cumberland Pharmaceuticals Inc., held of record by the undersigned on March 9, 2012 at the Annual Meeting of Shareholders to be held at the Vanderbilt University Student Life Center, 310 25th Avenue South, Nashville, Tennessee 37240 on Tuesday, April 17, 2012, at 10 a.m. Central time, or any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the instructions specified on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE, FOR PROPOSAL 2, PROPOSAL 3 AND FOR PROPOSAL 4. THE PROXIES NAMED ABOVE ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

I understand that I may revoke this Proxy only by: (i) written instructions to that effect, signed and dated by me, which must be actually received by the Corporate Secretary prior to the commencement of the Annual Meeting; (ii) properly submitting to the Company a duly executed proxy bearing a later date; OR (iii) appearing at the Annual Meeting and voting in person.

Please mark, sign, and date and return the Proxy promptly using the enclosed envelope.

(Continued, and to be marked, dated and signed, on the other side)